                                                                 King & Spalding
                                                                 DRAFT: 2/28/96




                    TRUST INDENTURE AND SECURITY AGREEMENT
                                (DELTA 1994-1)


                                  Dated as of


                                 April 1, 1994


                             Amended and Restated



                                     as of


                                 March 1, 1996



                                    BETWEEN



                           WILMINGTON TRUST COMPANY,
                                Owner Trustee,



                                      AND



                             THE BANK OF NEW YORK,
                              Indenture Trustee

                               TABLE OF CONTENTS


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
RECITALS...........................................................    1

GRANTING CLAUSE....................................................    2

HABENDUM CLAUSE....................................................    4

                                   ARTICLE I

DEFINITIONS........................................................    6

                                  ARTICLE II

                          ISSUE, EXECUTION, FORM AND
                         REGISTRATION OF CERTIFICATES

SECTION 2.01   Authentication and Delivery of Certificates.........   14

SECTION 2.02   Execution of Certificates...........................   14

SECTION 2.03   Certificate of Authentication.......................   15

SECTION 2.04   Form and Terms of Certificates; Payments
               of Principal, Premium and Interest..................   15

SECTION 2.05   Payments from Indenture Estate Only.................   16

SECTION 2.06   Registration, Transfer and Exchange.................   18

SECTION 2.07   Mutilated, Defaced, Destroyed, Lost and
               Stolen Certificates.................................   19

SECTION 2.08   Cancellation of Certificates; Destruction
               Thereof.............................................   20

SECTION 2.09   Temporary certificates..............................   20

SECTION 2.10   Termination of Interest in Indenture
               Estate..............................................   21

SECTION 2.11   Certificates in Respect of Replacement
               Airframe or Engine..................................   21

                                  ARTICLE III

                                   COVENANTS

SECTION 3.01   Payment of Principal, Premium and Interest..........   21
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                                     - i -
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SECTION 3.02   Offices for Payments, etc...........................   22

SECTION 3.03   Appointment to Fill a Vacancy in Office of
               Indenture Trustee...................................   22

SECTION 3.04   Paying Agents.......................................   22

SECTION 3.05   Covenants of the Trust Company and the Owner
               Trustee.............................................   23

SECTION 3.06   Intentionally Left Blank............................   24

SECTION 3.07   Disposal of Indenture Estate........................   24

SECTION 3.08   No Representations or Warranties as to Aircraft or
               Documents...........................................   24

SECTION 3.09   Further Assurances; Financing Statements............   25

                                  ARTICLE IV

                     HOLDER LISTS AND REPORTS
                   BY THE INDENTURE TRUSTEE........................   25

                                   ARTICLE V

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                       INCOME FROM THE INDENTURE ESTATE

SECTION 5.01   Basic Rent Distribution.............................   25

SECTION 5.02   Event of Loss and Replacement; Redemption or
               Purchase............................................   26

SECTION 5.03   Payment After Indenture Event of Default, etc.......   27

SECTION 5.04   Certain Payments....................................   28

SECTION 5.05   Other Payments......................................   28

SECTION 5.06   Payments to Owner Trustee...........................   28

SECTION 5.07   Application of Payments.............................   29

SECTION 5.08   Investment of Amounts Held by Indenture Trustee.....   29

SECTION 5.09   Withholding Taxes...................................   30


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                                  ARTICLE VI

                    REDEMPTION OR PURCHASE OF CERTIFICATES

SECTION 6.01   No Redemption Prior to Maturity.......................   31

SECTION 6.02   Redemption or Purchase of Certificates................   31

SECTION 6.03   Notice of Redemption or Purchase to Holders...........   32

SECTION 6.04   Deposit of Redemption Price...........................   32

SECTION 6.05   Certificates Payable on Redemption Date...............   33

SECTION 6.06   Mandatory Sinking Fund Redemptions....................   33

                                  ARTICLE VII

                         REMEDIES OF INDENTURE TRUSTEE
                                  AND HOLDERS

SECTION 7.01   Indenture Event of Default............................   34

SECTION 7.02   Remedies..............................................   36

SECTION 7.03   Return of Aircraft, etc...............................   39

SECTION 7.04   Indenture Trustee May Prove Debt......................   42

SECTION 7.05   Remedies Cumulative...................................   44

SECTION 7.06   Suits for Enforcement.................................   44

SECTION 7.07   Discontinuance of Proceedings.........................   44

SECTION 7.08   Limitations on Suits by Holders.......................   45

SECTION 7.09   Unconditional Right of Holders to Receive Principal,
               Interest and Premium, and to Institute Certain
               Suits.................................................   45

SECTION 7.10   Control by Holders....................................   45

SECTION 7.11   Waiver of Past Indenture Defaults.....................   46

SECTION 7.12   Notice of Indenture Defaults..........................   47

SECTION 7.13   Waiver of Appraisement, etc.; Laws....................   47


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                                 ARTICLE VIII

                          RIGHTS OF THE OWNER TRUSTEE
                           AND THE OWNER PARTICIPANT

SECTION 8.01   Certain Rights of Owner Trustee and Owner
               Participant...........................................   48

SECTION 8.02   Owner Participant's Right to Elect to Redeem or
               Purchase the Certificates, and to Provide for
               Payment...............................................   49

SECTION 8.03   Certain Rights of Owner Participant...................   51

                                  ARTICLE IX

                       CONCERNING THE INDENTURE TRUSTEE

SECTION 9.01   Acceptance of Trusts..................................   53

SECTION 9.02   Duties and Responsibilities of the Indenture Trustee;
               During an Indenture Default; Prior to an Indenture
               Default...............................................   53

SECTION 9.03   Certain Rights of the Indenture Trustee...............   55

SECTION 9.04   Indenture Trustee Not Responsible for Recitals,
               Disposition of Certificates or Application of Proceeds
               Thereof...............................................   57

SECTION 9.05   Indenture Trustee and Agents May Hold Certificates;
               Collections, etc......................................   57

SECTION 9.06   Moneys Held by Indenture Trustee......................   57

SECTION 9.07   Right of Indenture Trustee to Rely on Officers'
               Certificate, etc......................................   57

SECTION 9.08   Replacement Airframes and Replacement Engines.........   57

SECTION 9.09   Trust Agreement and Trust Indenture Supplements for
               Replacements..........................................   60

SECTION 9.10   Effect of Replacement.................................   61

SECTION 9.11   Compensation..........................................   61

                                   ARTICLE X

                            CONCERNING THE HOLDERS

SECTION 10.01  Evidence of Action Taken by Holders...................   61


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SECTION 10.02  Proof of Execution of Instruments and of Holding of
               Certificates..........................................   62

SECTION 10.03  Holders to Be Treated as Owners.......................   62

SECTION 10.04  Certificates Owned by Owner Trustee and the Lessee
               Deemed Not Outstanding................................   62

SECTION 10.05  Right of Revocation of Action Taken...................   63

SECTION 10.06  ERISA Plan Prohibition................................   64

                                  ARTICLE XI

                         INDEMNIFICATION OF INDENTURE
                         TRUSTEE BY OWNER TRUSTEE....................   64

                                  ARTICLE XII

                              SUCCESSOR TRUSTEES

SECTION 12.01  Notice of Successor Owner Trustee.....................   65

SECTION 12.02  Resignation and Removal of Indenture Trustee;
               Appointment of Successor..............................   65

SECTION 12.03  Persons Eligible for Appointment as Indenture
               Trustee...............................................   67

SECTION 12.04  Acceptance of Appointment by Successor Trustee........   67

SECTION 12.05  Merger, Conversion, Consolidation or Succession to
               Business of Indenture Trustee.........................   68

SECTION 12.06  Appointment of Separate Trustees......................   68

                                 ARTICLE XIII

                      SUPPLEMENTS AND AMENDMENTS TO THIS
                         INDENTURE AND OTHER DOCUMENTS

SECTION 13.01  Supplemental Indentures Without Consent of Holders....   71

SECTION 13.02  Supplemental Indentures With Consent of Holders.......   72

SECTION 13.03  Effect of Supplemental Indenture......................   73

SECTION 13.04  Documents to Be Given to Indenture Trustee............   74


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
SECTION 13.05  Notation on Certificates in Respect of Supplemental
               Indentures..........................................     74

SECTION 13.06  No Request Necessary for Lease Supplement or Trust
               Agreement and Trust Indenture Supplement............     74

SECTION 13.07  Amendments, Waivers, etc. of Other Indenture
               Documents...........................................     74

                                  ARTICLE XIV

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                               UNCLAIMED MONEYS

SECTION 14.01  Satisfaction and Discharge of Indenture; Termination
               of Indenture........................................     76

SECTION 14.02  Application by Indenture Trustee of Funds Deposited
               for Payment of Certificates.........................     78

SECTION 14.03  Repayment of Moneys Held by Paying Agent............     78

SECTION 14.04  Transfer of Moneys Held by Indenture Trustee and
               Paying Agent Unclaimed for Two Years and Eleven
               Months..............................................     78

                                  ARTICLE XV

                                 MISCELLANEOUS

SECTION 15.01  Capacity in Which Acting............................     79

SECTION 15.02  No Legal Title to Indenture Estate In Holders.......     79

SECTION 15.03  Sale of Indenture Estate by Indenture Trustee is
               Binding.............................................     79

SECTION 15.04  Indenture for Benefit of Owner Trustee, Indenture
               Trustee, Owner Participant and Holders..............     79

SECTION 15.05  No Action Contrary to the Lessee's Rights Under the
               Lease...............................................     79

SECTION 15.06  Notices.............................................     79

SECTION 15.07  Officers' Certificates and Opinions of Counsel;
               Statements to Be Contained Therein..................     80


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SECTION 15.08  Severability........................................     81

SECTION 15.09  No Oral Modifications or Continuing Waivers.........     82

SECTION 15.10  Successors and Assigns..............................     82

SECTION 15.11  Headings............................................     82

SECTION 15.12  Normal Commercial Relations.........................     82

SECTION 15.13  Governing Law; Counterpart Form.....................     82

ANNEX I   -    Description of Trust Indenture and Security Agreement
               and Lease Agreement, as previously filed


EXHIBIT A - Intentionally Left Blank

EXHIBIT B - Form of Certificate

                    TRUST INDENTURE AND SECURITY AGREEMENT
                    --------------------------------------
                                (DELTA 1994-1)
                                 ------------


     TRUST INDENTURE AND SECURITY AGREEMENT (DELTA 1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996, between Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, except as otherwise specifically set forth herein, but solely as owner trustee under the Trust Agreement, as defined herein, and The Bank of New York, as Indenture Trustee hereunder.

                                   RECITALS

     WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

     WHEREAS, the Owner Participant and the Trust Company entered into the Original Trust Agreement whereby, among other things, the Owner Trustee declared a certain trust for the use and benefit of the Owner Participant, subject,
                                                                  -------
however, to the Lien of the Original Indenture;
-------

     WHEREAS, the Owner Trustee and the Original Indenture Trustee are parties to the Original Indenture pursuant to which the Owner Trustee issued to the Interim Refinancing Loan Participant the Interim Refinancing Loan Certificate as evidence of the loan made by the Interim Refinancing Loan Participant to the Owner Trustee;

     WHEREAS, the Original Indenture was recorded by the FAA as described in Annex I hereto;

     WHEREAS, The Bank of New York, a New York banking corporation, acquired the corporate trust businesses of NationsBank of Georgia, National Association, and NationsBank of South Carolina, National Association, as of December 4, 1995, whereupon it became the successor Indenture Trustee and Pass Through Trustee in accordance with the terms of the Original Indenture and the Pass Through Agreement;

     WHEREAS, pursuant to Section 20 of the Original Participation Agreement, the parties hereto desire to prepay the Interim Refinancing Loan Certificate with the proceeds of the Certificates to be issued hereunder;

     WHEREAS, in connection with the refinancing of the Interim Refinancing Loan Certificate, the parties hereto desire to amend and restate the Original Indenture in its entirety as this Indenture sets forth, in order to provide, among other things, (i) for the issuance by the Owner Trustee of the Certificates which collectively evidence the debt financing by the Holders of the Owner Trustee's payment of Lessor's Cost, as provided in the Participation Agreement and (ii) for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of all of the Owner Trustee's right, title and interest in and to the Aircraft and the Indenture Documents and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof (other than Excepted Payments), as security for, among other things, the Owner Trustee's obligations to the Holders and for the ratable benefit and security of such Holders;

     WHEREAS, the Owner Participant and the Trust Company, prior to the execution and delivery of this Indenture, entered into the Trust Agreement whereby the Original Trust Agreement was amended and restated and pursuant to which, among other things, the Owner Trustee is authorized and directed to execute and deliver this Indenture;

     WHEREAS, all things have been done to make the Certificates, when executed by the Owner Trustee, and authenticated and delivered by the Indenture Trustee hereunder, the valid obligations of the Owner Trustee; and

     WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Trustee, enforceable in accordance with its terms, have been done and performed and have happened.

     NOW, THEREFORE, the parties agree that such Original Indenture be and the same is hereby amended and restated to read in its entirety as follows:

                                GRANTING CLAUSE

     NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of and premium (if any) and interest on, and all other amounts due with respect to, all Certificates from time to time outstanding hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions for the benefit of the Holders or the Indenture Trustee contained herein and in the Participation Agreement and the Certificates, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee, the Owner Participant or the Lessee to the Holders or the Indenture Trustee and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Certificates by the Holders thereof, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders, from time to time, of

Certificates, a first priority security interest in and first mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights and privileges, other than Excepted Payments (which collectively, excluding Excepted Payments but including all property hereafter specifically subjected to the Lien of this Indenture by a Trust Agreement and Trust Indenture Supplement or any other mortgage supplemental hereto, are included within the Indenture Estate) and subject always to the rights of the Owner Trustee and the Owner Participant under
Article VIII hereof and to the other terms and conditions of this Indenture, to wit:

          1. The Aircraft (including the Airframe and the Engines) and all replacements thereof and substitutions therefor to which the Owner Trustee shall from time to time acquire title as provided herein and in the Lease, all as more particularly described in the Trust Agreement and Trust Indenture Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Indenture;

          2. The Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent and Supplemental Rent, and payments of any kind thereunder and including all rights of the Owner Trustee to execute any election or option or to give any notice, consent, waiver, or approval under or in respect of the Lease or to accept any surrender of the Aircraft or any part thereof as well as any rights, powers or remedies on the part of the Owner Trustee, whether arising under the Lease or by statute or at law or in equity or otherwise arising out of any Lease Default or Lease Event of Default;

          3. The Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, and the Bills of Sale and the Manufacturer's warranty bill of sale referred to in Section 2 of the Purchase Agreement Assignment and any sublease at any time assigned to the Owner Trustee pursuant to Section 7(b) of the Lease;

          4. All rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Indenture;

          5. All insurance and requisition proceeds with respect to the Aircraft, including but not limited to the insurance required under Section 11 of the Lease;

          6. All amounts from time to time deposited with the Indenture Trustee as security for the Lessee's obligations under the Lease and the Participation Agreement; and

          7.   All proceeds of the foregoing.

     The Owner Trustee has previously delivered to the Indenture Trustee the sole original executed counterpart of the Original Lease (which contains a chattel paper receipt), and concurrently with the delivery of this Indenture, the Owner Trustee is delivering to the Indenture Trustee the sole original executed counterpart of the Lease which contains a chattel paper receipt, together with an executed copy of the Trust Agreement.

                                HABENDUM CLAUSE

     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust, for the benefit and security of the Holders, from time to time, of the Certificates without (except as expressly provided herein) any priority of any one Certificate over any other, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

     It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under the Indenture Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Holders shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee or any of the Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to any of the Indenture Documents or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     Subject to the terms hereof, the Owner Trustee does hereby appoint and constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Documents (other than Excepted Payments) and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. Under the Lease, the Lessee is directed to make all payments of Rent (other than Excepted Payments) and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease (other than Excepted Payments) directly to the Indenture Trustee at such address or addresses as the Indenture Trustee shall specify, for application as provided in this Indenture. So long as this Indenture shall remain in effect and shall not have been terminated pursuant to Section 14.01 hereof, the Owner Trustee agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee under this Indenture.

     The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers granted herein.

     The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Indenture shall remain in effect and shall not have been terminated pursuant to Section 14.01 hereof, any of its estate, right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that, with respect to such right, title and interest hereby assigned, the Owner Trustee will not, except as provided in this Indenture or with respect to Excepted Payments, (i) accept or retain any payment from the Lessee under any Indenture Document, enter into any agreement amending or supplementing any of the Indenture Documents, or execute any waiver or modification of, or consent under, the terms of any of the Indenture Documents, (ii) settle or compromise any claim arising under any of the Indenture Documents or (iii) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Indenture Documents to arbitration thereunder. For purposes of Section 7.01(e) hereof, this is the fourth paragraph following the Habendum Clause.

     The Owner Trustee hereby ratifies and confirms the Lease and hereby agrees that, unless otherwise permitted or required hereunder, it will not take any action prohibited, or omit to take any action required, by any Indenture Document, the taking or omission of which might result in an alteration or impairment of any of the Indenture Documents or any of the rights or obligations created by any thereof or the assignment hereunder.

     Notwithstanding the Granting Clause or any of the preceding paragraphs, there is hereby expressly excluded from the foregoing grant, bargain, sale, assignment, transfer, conveyance, mortgage, pledge, security interest and mortgage all Excepted Payments. Further, nothing in the Granting Clause or any of the preceding paragraphs shall impair in any respect the rights of the Owner Trustee or the Owner Participant under Article VIII hereof.

     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section. All accounting terms used and not expressly defined herein have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such
                          ----------------------------------------
accounting principles which are generally accepted in the United States at the date or time of any computation or otherwise at the date hereof. The words "herein", "hereof" and "hereunder" and other words of similar import refer to
           ------       ---------
this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. For all purposes of this Indenture, capitalized terms used but not defined herein have the respective meanings assigned thereto in the Lease or, if not defined therein, in the Participation Agreement.

     "Business Day" means any day other than Saturday, Sunday or other day on
      ------------
which banking institutions in the States of New York, Georgia, or Delaware are authorized or required by law to close.

     "Certificate" or "Certificates" means any Equipment Trust Certificate
      -----------      ------------
(Delta 1994-1).

     "Corporate Trust Office" means the corporate trust office of the Indenture
      ----------------------
Trustee located at 101 Barclay Street, New York, New York 10286, or such other office in the United States at which the Indenture Trustee's corporate trust business shall be administered that the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Trustee, the Owner Participant and the Holders.

     "Dollars" and "$" mean lawful currency of the United States of America.
      -------       -

     "EBO Percentage" has the meaning specified in the Participation Agreement.
      --------------

     "Equipment Trust Certificates (Delta 1994-1)" means Certificates issued by
      -------------------------------------------
the Owner Trustee and authenticated and delivered by the Indenture Trustee pursuant to the terms of this Indenture and any Certificate issued in exchange therefor or replacement thereof pursuant hereto.

     "Excepted Payments" means (i) indemnity payments and interest thereon paid
      -----------------
or payable by the Lessee to the Owner Participant, the Trust Company or their successors, assigns, directors, officers, agents, representatives and servants pursuant to Section 6 of the Participation Agreement or pursuant to the Indemnity Agreement, (ii) proceeds of public liability insurance (or proceeds of governmental indemnities in lieu thereof) in respect of all or any part of the Aircraft or the use and operation thereof paid or payable as a result of insurance claims made, or losses suffered, by the Trust Company or the Indenture Trustee in their respective individual capacities or by the Owner Participant or their successors, assigns, directors, officers, agents, representatives and servants, (iii) proceeds of insurance (or proceeds of governmental indemnities in lieu thereof) maintained in respect of the Aircraft by or for the benefit of the Owner Participant (either by the Owner Participant directly or through the Owner Trustee) and not maintained by Lessee under, or maintained in satisfaction of Lessee's obligations under, Section 11 of the Lease, (iv) payments of Supplemental Rent by the Lessee in respect of any amounts paid or payable to the Owner Participant or the Trust Company under Section 14 of the Participation Agreement, (v) payments to the Owner Participant by the Owner Trustee pursuant to Section 2(b)(iii) of the Original Participation Agreement or payments to the Owner Participant pursuant to Section 1(b) of the Participation Agreement and
(vi) any right of the Owner Participant or any other Person specified in clause
(i) above to demand, collect, sue for or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) above (including interest thereon to the extent provided in the applicable provisions of the Operative Documents) and the proceeds thereof (provided, however, that the rights under this clause (vi) shall not include the right to exercise any remedies under the Lease, other than to the extent provided for in Section 8.01 hereof).

     "Government Obligations" means direct obligations of the United States of
      ----------------------
America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

     "Holder" means the registered holder of any Certificate as evidenced on the
      ------
Register.

     "Indebtedness" of any Person means at any time, without duplication, (i)
      ------------
all obligations of such Person for borrowed money or the deferred purchase price of property, or evidenced by bonds, debentures, notes or other similar instruments, or arising under leases that are properly capitalized under generally accepted accounting principles applicable to such Person and (ii) all guarantees by such Person of such obligations described in clause (i) above of third parties.

     "Indenture", "this Indenture" and other like words mean this Trust
      ---------    --------------
Indenture and Security Agreement as the same may be modified, supplemented, restated or amended from time to time in accordance with the provisions hereof and of the Participation Agreement (including, without limitation, as supplemented by each Trust Agreement and Trust Indenture Supplement).

     "Indenture Default" means an Indenture Event of Default or an event or
      -----------------
condition that, with the giving of notice or the lapse of time or both, would become an Indenture Event of Default.

     "Indenture Documents" means the Participation Agreement, the Trust
      -------------------
Agreement (including any Trust Agreement and Trust Indenture Supplements), the Lease (including any Lease Supplements), this Indenture (including any Trust Agreement and Trust Indenture Supplements), the Certificates, the Purchase Agreement, the Manufacturer's warranty bills of sale referred to in Section 2 of the Purchase Agreement Assignment, the Purchase Agreement Assignment, the Bills of Sale, the Consent and Agreement and the Engine Consent and Agreement.

     "Indenture Estate" means all estate, right, title and interest of the
      ----------------
Indenture Trustee in and to any and all of the properties, rights and interests referred to in the Granting Clause of this Indenture, excluding, however, in each case, Excepted Payments.

     "Indenture Event of Default" has the meaning specified in Section 7.01
      --------------------------
hereof.

     "Indenture Trustee" means The Bank of New York, a New York banking
      -----------------
corporation, in its capacity as Indenture Trustee under this Indenture, and its successors and assigns as Indenture Trustee hereunder.

     "Independent Investment Banker" means an independent investment banking
      -----------------------------
institution of national standing appointed by the Lessee on behalf of the Owner Trustee that is independent in fact, does not have any direct financial interest, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture
                                                 --------
Trustee shall not have received written notice of such an appointment at least 10 days prior to the Redemption Date or if a Lease Payment Default, Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution
             -----------------------------
appointed by the Indenture Trustee.

     "Interest Payment Date" means each April 11 and October 11 beginning with
      ---------------------
April 11, 1996.

     "Interim Refinancing Loan Certificate" means the Loan Certificate in the
      ------------------------------------
initial outstanding principal amount of $79,600,000 issued to the Interim Refinancing Loan Participant pursuant to the Original Indenture.

     "Interim Refinancing Loan Participant" means The Mitsubishi Trust and
      ------------------------------------
Banking Corporation, New York Branch, its successors and permitted assigns.

     "Lease" means the Lease Agreement (Delta 1994-1) dated as of April 1, 1994,
      -----
as amended and restated as of March 1, 1996, between the Owner Trustee and the Lessee, as amended or supplemented from time to time, including as supplemented by the Lease Supplement.

     "Lease Bankruptcy Default" means any event specified in Section 14(f),
      ------------------------
14(g) or 14(h) of the Lease which with the giving of notice or lapse of time or both would constitute a Lease Event of Default.

     "Lease Default" means any event or condition defined as a "Default" under
      -------------
the Lease.

     "Lease Event of Default" means any event or condition defined as an "Event
      ----------------------
of Default" in Section 14 of the Lease.

     "Lease Payment Default" means an event which with the giving of notice or
      ---------------------
lapse of time or both would constitute an Event of Default as specified in
Section 14(a) or 14(b) of the Lease.

     "Lessee" means Delta Air Lines, Inc., a Delaware corporation, and its
      ------
successors and, to the extent permitted by the Participation Agreement, its assigns thereunder.

     "Lessor" means the Owner Trustee as lessor under the Lease.
      ------

     "Lien" means any mortgage, pledge, lien, charge, claims, disposition of
      ----
title, encumbrance, lease or security interest.

     "Majority in Interest of Certificate Holders" means, as of a particular
      -------------------------------------------
date of determination, the Holder or Holders of more than 50% in aggregate unpaid principal amount of all Outstanding Certificates as of such date (excluding any Certificates held by the Owner Trustee, the Owner Participant, or the Lessee, or any Affiliate of any thereof, or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 8.03 of this Indenture (unless all Certificates then Outstanding shall be held by the Owner Trustee or the Owner Participant or the Lessee or any Affiliate of any thereof)).

     "Maturity" means, with respect to any Certificate, __________ or
      --------
____________ as the case may be.

     "Officers' Certificate" means a certificate signed by a Responsible Officer
      ---------------------
of the Owner Trustee or the Lessee, as the case may be, delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07.

     "Opinion of Counsel" means a written opinion of legal counsel, who in the
      ------------------
case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) King & Spalding or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee, may be (i) Potter Anderson & Corroon or (ii) other counsel designated by the Owner Trustee and reasonably satisfactory to the Indenture Trustee.

     "Original Indenture" means the Trust Indenture and Security Agreement
      ------------------
(Delta 1994-1) between the Owner Trustee and the Original Indenture Trustee, as it was originally executed as of April 1, 1994 and delivered by the parties thereto, as amended and supplemented as described in Annex I hereto.

     "Original Indenture Trustee" means NationsBank of Georgia, National
      --------------------------
Association.

     "Original Lease" means the Lease Agreement (Delta 1994-1) between the
      --------------
Lessor and the Lessee, as it was originally executed as of April 1, 1994 and delivered by the parties thereto, as amended and supplemented as described in Annex I hereto.

     "Original Participation Agreement" means the Participation Agreement (Delta
      --------------------------------
1994-1) as originally executed as of April 1, 1994 and delivered by the parties thereto, as amended by Amendment No. 1 to Participation Agreement (Delta 1994-1) dated as of March 28, 1995.

     "Original Trust Agreement" means the Trust Agreement (Delta 1994-1) between
      ------------------------
the Trust Company and the Owner Participant as originally executed as of April 1, 1994, and filed with the FAA on April 12, 1994, as supplemented by the Trust Agreement and Trust Indenture Supplement.

     "Outstanding" means, when used with respect to Certificates, as of the date
      -----------
of determination and subject to the provisions of Section 10.04 hereof, all Certificates theretofore executed and delivered under this Indenture, with the exception of the following:

          (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section
     2.08 of this Indenture or otherwise;

         (ii) Certificates for which payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 hereof; provided, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

        (iii) Certificates in exchange for or in lieu of which other Certificates have been executed, authenticated and delivered pursuant to
     Article II hereof.

     "Owner Participant" means the Person who executed the Original
      -----------------
Participation Agreement as the Owner Participant, and also includes any Person to which such Person (or any successor or permitted assignee) transfers its right, title and interest in and to the Trust Estate in accordance with Section 16 of the Participation Agreement and Section 9.01 of the Trust Agreement.

     "Owner Trustee" means Wilmington Trust Company, a Delaware banking
      -------------
corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and assigns as trustee thereunder.

     "Participation Agreement" means the Participation Agreement (Delta 1994-1)
      -----------------------
dated as of April 1, 1994, as amended and restated as of March 1, 1996, among the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee, as the same may be modified, supplemented or amended from time to time in accordance with the provisions thereof and hereof.

     "Pass Through Agreement" means the Pass Through Trust Agreement dated as of
      ----------------------
August 1, 1992, between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

     "Pass Through Trustee" means The Bank of New York, a New York banking
      --------------------
corporation, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and assigns as Pass Through Trustee thereunder.

     "Paying Agent" has the meaning set forth in Section 3.04 hereof.
      ------------

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

     "Record Date" means, as used with respect to any Interest Payment Date
      -----------
(except a date for payment for defaulted interest), March 27 for the April 11 Interest Payment Dates and September 26 for the October 11 Interest Payment Dates, whether or not such date is a Business Day.

     "Redemption Amount" means, with respect to each Certificate to be redeemed
      -----------------
or purchased pursuant to Sections 6.02(B), 6.02(C) (with respect to Section 8.02(a)(i)), 6.02(D), 6.02(E) or 8.02(a)(i) hereof, an amount determined as of the day before the applicable Redemption Date which an Independent Investment Banker determines to be equal to the greater of (i) the unpaid principal amount of such Certificate and (ii) the present value (computed in accordance with generally accepted accounting principles on a semiannual basis at a discount rate equal to the Treasury Yield) of (A) the payments of interest on such Certificate as required by the terms thereof and of this Indenture which have not been paid (whether or not then due) and which are not payable in connection with such redemption or purchase of the Certificates and (B) the remaining mandatory sinking fund redemption payments of principal on such Certificate including the payment due at the Maturity thereof. The excess, if any, of the amount referred to in clause (ii) of this definition over the amount referred to in clause (i) shall constitute a premium and shall be deemed such in all places in the Indenture Documents that refer to a "premium" payable with respect to any Certificates.

     "Redemption Date" means (i) in the case of a redemption of the Certificates
      ---------------
pursuant to clause (A) of Section 6.02 hereof, the date on which payment is made pursuant to Section 10(a)(i) of the Lease; (ii) in the case of a redemption of the Certificates pursuant to clause (D) of said Section 6.02, the date of termination of the Lease (including without limitation a Termination Date pursuant to Section 9(a) thereof) or with respect to clauses (B) and (E) of said
Section 6.02 a date specified by the Owner Trustee at the direction of the Lessee; and (iii) in the case of a redemption or purchase of the Certificates pursuant to Section 8.02(a), the date designated by the Owner Trustee as the Redemption Date in the notice to the Indenture Trustee of the Owner Participant's election to redeem or purchase the Certificates.

     "Redemption Price" means the price at which the Certificates are redeemable
      ----------------
or purchasable on the Redemption Date pursuant to Section 6.02 hereof, provided,
                                                                       --------
that in the case of a redemption or purchase pursuant to clause (B), clause (C) (with respect to Section 8.02(a)(i)), clause (D) or clause (E) of Section 6.02 or pursuant to Section 8.02(a)(i), references to the "Redemption Price" on any date prior to the final determination of the Redemption Amount means an amount equal to the aggregate unpaid principal amount of the Certificates plus interest thereon accrued to but excluding the Redemption Date plus the amount, if any, that the Independent Investment Banker, on the first Business Day immediately preceding the date on which notice of redemption or purchase is mailed to the Holders pursuant to Section 6.03 hereof estimates may be necessary to pay the portion of the Redemption Amount constituting a premium using the same procedure for estimating the Redemption Amount as would be used for calculating the Redemption Amount.

     "Register" has the meaning set forth in Section 3.02 hereof.
      --------

     "Registrar" has the meaning set forth in Section 3.02 hereof.
      ---------

     "Remaining Weighted Average Life" shall mean, for any Certificate, as of
      -------------------------------
any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such mandatory sinking fund redemption payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

     "Rent" has the meaning specified in the Lease.
      ----

     "Rent Payment Date" means any "Payment Date" under and as defined in the
      -----------------
Lease.

     "Replacement Airframe" means any airframe substituted for an Airframe
      --------------------
pursuant to Section 9.08 hereof.

     "Replacement Engine" means any engine substituted for an Engine pursuant to
      ------------------
Section 9.08 hereof.

     "Responsible Officer" means, with respect to any Person other than the
      -------------------
Indenture Trustee or the Owner Trustee, the president or any other officer of such Person with authority of at least a vice president; or, in the case of the Indenture Trustee, an officer or assistant officer of the Indenture Trustee in its Corporate Trust Lease Administration department; or, in the case of the Owner Trustee, an officer of the Owner Trustee in its Corporate Trust Administration department.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Treasury Yield" means, with respect to the Redemption Amount of a
      --------------
Certificate to be redeemed or purchased pursuant to clause (B), clause (D) or clause (E) of Section 6.02 hereof or pursuant to Section 8.02(a)(i) hereof, (i) in the case of a Certificate having a Maturity within one year after the applicable Redemption Date, the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the applicable Redemption Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Redemption Amount and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or if there is no maturity corresponding to such Remaining Weighted Average Life, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Redemption Amount based on the bid prices as of 10:00 a.m. and 2:00 p.m., New York time, on the second Business Day preceding the Redemption Date.

     "Trust Agreement" means the Trust Agreement (Delta 1994-1) dated as of
      ---------------
April 1, 1994, as amended and restated as of March 1, 1996, between the Owner Participant and the Trust Company, as the same may be modified, supplemented or amended from time to time in accordance with the provisions thereof, hereof and of the Participation Agreement.

     "Trust Agreement and Trust Indenture Supplement" or "Trust Agreement
      ----------------------------------------------      ---------------
Supplement" means the Trust Agreement and Trust Indenture Supplement (Delta
----------
1994-1) dated April 12, 1994 (which is incorporated by reference herein), as such Trust Agreement and Trust Indenture Supplement shall be amended or supplemented from time to time and any other supplement to the Trust Agreement and to this Indenture, substantially in the form of Exhibit A to the Original Indenture, which shall particularly describe any Replacement Airframe and/or Replacement Engine included in the Trust Estate and the Indenture Estate.

     "Trust Company" means Wilmington Trust Company, a Delaware banking
      -------------
corporation, in its individual capacity and not as Owner Trustee, and its successors under the Trust Agreement, in their respective individual capacities and not as Owner Trustees.


                                  ARTICLE II

                          ISSUE, EXECUTION, FORM AND
                         REGISTRATION OF CERTIFICATES

     SECTION 2.01.  Authentication and Delivery of Certificates. On the
                    -------------------------------------------
Refunding Date pursuant to Section 2 of the Participation Agreement, and from time to time thereafter, Certificates in an aggregate principal amount not in excess of the amount specified in Section 2.04 shall be executed by the Owner Trustee and delivered to the Indenture Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver said Certificates to or upon the oral or written order of the Owner Trustee, signed, if written, by an authorized officer of the Owner Trustee, without any further action by the Owner Trustee.

     SECTION 2.02.  Execution of Certificates.  The Certificates shall be signed
                    -------------------------
on behalf of the Owner Trustee by an authorized officer of the Owner Trustee. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Certificate which has been duly authenticated and delivered by the Indenture Trustee.

     In case any officer of the Owner Trustee who shall have signed any of the Certificates shall cease to be such officer before the Certificate so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by the Owner Trustee, such Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Certificate had not ceased to be such officer of the Owner Trustee; and any Certificate may be signed on behalf of the Owner Trustee by such person or persons as, at the actual date of the execution of such Certificate, shall be the proper officers of the Owner Trustee, although at the date of the execution and delivery of this Indenture any such person was not such officer.

     SECTION 2.03.  Certificate of Authentication.  Only such Certificates as
                    -----------------------------
shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Indenture Trustee by manual signature of one of its authorized officers, shall be entitled to the security and benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Indenture Trustee upon any Certificate executed by the Owner Trustee shall be conclusive evidence that the Certificate so authenticated has been duly authenticated and delivered hereunder and that the Holder, as evidenced on the Register, is entitled to the security and benefits of this Indenture.

     SECTION 2.04.  Form and Terms of Certificates; Payments of Principal,
                    ------------------------------------------------------
Premium and Interest. The Certificates and the Indenture Trustee's certificate
--------------------
of authentication shall be substantially in the form set forth in Exhibit B hereto. The Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Owner Trustee executing the same may determine with the approval of the Indenture Trustee.

     The aggregate principal amount of Certificates that may be authenticated and delivered under this Indenture, and which may at any time be Outstanding, is limited as provided in the form of Certificate attached as Exhibit B hereto. The Certificates shall be issued in registered form only and in denominations of $1,000 and any integral multiple thereof, shall be dated the date of their authentication, and shall be issued in the Maturities and principal amounts, and shall bear interest at the rates per annum, specified in the form of Certificate set forth in Exhibit B.

     Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

     Each Certificate shall bear interest from the date of issuance thereof or from the most recent date to which interest has been paid and duly provided for, as the case may be, which shall be payable on the dates specified on the face of the form of Certificate set forth in Exhibit B hereto until the principal thereof is paid or made available for payment in accordance herewith. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

     The principal of, and premium (if any) and interest on, the Certificates shall be payable at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 3.02 hereof; provided, however, that interest may be payable at the option of the
        --------  -------
Indenture Trustee or its Paying Agent by mailing checks for such interest payable to or upon the written order of the Holders entitled thereto as they shall appear on the Register; provided further, however, that notwithstanding
                              -------- -------  -------
the foregoing to the contrary, interest payable with respect to Certificates as to which the Pass Through Trustee is the Holder shall be sent by wire transfer of immediately available funds to an account or accounts in the United States previously specified by the Pass Through Trustee to the Indenture Trustee.

     The Holder at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Certificate subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent the Owner Trustee shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Holder at the close of business on a subsequent Record Date (which shall be not less than five or more than fifteen Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Owner Trustee to the Holders not less than 15 days preceding such subsequent Record Date.

     SECTION 2.05.  Payments from Indenture Estate Only.  All payments to be
                    ------------------------------------
made by the Owner Trustee under this Indenture shall be made only from the income and the proceeds from the Trust Estate to the extent included in the Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Indenture Estate to enable the Indenture Trustee to make distributions of the amounts due in respect of the Certificates in accordance with the terms hereof and thereof; provided that under
                    --------
the Lease, the Lessee is obligated to pay or cause to be paid, to the extent such payments are not required to be made from the assets subject to the Lien of this Indenture or the income and proceeds received by the Indenture Trustee therefrom, any net loss arising from the investment of funds held by the Indenture Trustee which but for a Lease Payment Default, Lease Bankruptcy Default or Lease Event of Default would be payable to Lessee. Each Holder by its acceptance of a Certificate agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to it as provided herein and that neither the Owner Participant, the Owner Trustee, the Trust Company nor the Indenture Trustee is personally liable to such Holder for any amounts payable under this Indenture or such Certificate or for any amounts payable or liability under any Certificate or this Indenture, except as expressly provided herein in the case of the Trust Company, the Owner Trustee or the Indenture Trustee, or in the case of the Owner Participant, except as expressly provided in the Participation Agreement.

     The Trust Company is not personally liable to any Holder, the Lessee, the Owner Participant or the Indenture Trustee for any amounts payable under this Indenture or for any liability under this Indenture or the Certificates, except as a result of the Owner Trustee's gross negligence or willful misconduct, or as otherwise expressly provided herein, in the Trust Agreement or in the Participation Agreement.

     If (1) all or any part of the Trust Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code, (2) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, the Owner Participant is required, by reason of the Trust Company or the Owner Participant being held to have recourse liability to the Indenture Trustee or any Holder (other than as contemplated by the Operative Documents), directly or indirectly, to make payment on account of any amount payable as principal, premium, interest or other amounts on the Certificates, and (3) the Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of (2) above, then the Indenture Trustee, to the extent permitted by applicable law, shall promptly refund to the Owner Participant such Excess Amount. The Indenture Trustee hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of the Bankruptcy Code with respect to recourse against the Trust Company and the Owner Participant on account of any amount payable as principal, premium, interest or other amounts pursuant to the Certificates. For purposes of this paragraph, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Indenture Trustee if the Trust Company or the Owner Participant had not become subject to the recourse liability referred to in clause (2) above. Nothing contained in this paragraph shall prevent the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant under the Participation Agreement, this Indenture (other than referred to in clause (2) above) or the Trust Agreement (and any exhibits or annexes thereto), or from retaining any amount paid by the Owner Participant under Sections 5.01,
8.02 and 8.03 hereof. Nothing contained herein shall be construed as requiring any Holder to refund any amount distributed to such Holder pursuant to this Indenture.

     SECTION 2.06.  Registration, Transfer and Exchange.  The Indenture Trustee
                    -----------------------------------
will keep, on behalf of the Owner Trustee, at each office or agency to be maintained for the purpose as provided in Section 3.02 a Register or Registers on which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Certificates as provided in this Article. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

     Upon due presentation for registration of transfer of any Certificate at any such office or agency, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new Certificate or Certificates of the same Maturity and interest rate and in authorized denominations for an equal aggregate principal amount.

     Any Certificate or Certificates may be exchanged for a Certificate or Certificates of the same Maturity and interest rate but in other authorized denominations, in an equal aggregate principal amount. Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Indenture Trustee for the purpose as provided in Section 3.02, and the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor the Certificate or Certificates which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

     All Certificates presented for registration of transfer, exchange, redemption or payment shall (if so required by the Owner Trustee or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by, the Holder or its attorney duly authorized in writing and (except in the case of transfers pursuant to Section 20 of the Participation Agreement) the Indenture Trustee may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act.

     The Owner Trustee or the Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Certificates. No service charge to the Holder shall be made for any such transaction.

     The Indenture Trustee shall not be required to exchange or register a transfer of, nor shall the Owner Trustee be required to exchange, any Certificates (a) for a period of 15 days immediately preceding the first mailing of notice of redemption or purchase of such Certificates or (b) with respect to which notice of redemption or purchase has been given pursuant to Section 6.03 and such notice has not been revoked.

     All Certificates issued upon any transfer or exchange of Certificates shall be valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Certificates surrendered upon such transfer or exchange.

     SECTION 2.07.  Mutilated, Defaced, Destroyed, Lost and Stolen Certificates.
                    -----------------------------------------------------------
In case any temporary or definitive Certificate shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Owner Trustee shall, at the written request of the Holder thereof, execute, and upon the oral or written request of any officer of the Owner Trustee, the Indenture Trustee shall authenticate and deliver, a new Certificate of like Maturity, payable in the same principal amount, dated the date of such Certificate, designated as issued under this Indenture, bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Certificate, or in lieu of and substitution for the Certificate so apparently destroyed, lost or stolen. If the Certificate being replaced has been apparently destroyed, lost or stolen, the Holder of such Certificate shall furnish to the Owner Trustee and to the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee such security or indemnity as may be reasonably required by them to indemnify and defend and to save each of them harmless from issuance of such substitute Certificate pursuant hereto (in the case of the Pass Through Trustee, a personal agreement to indemnify shall be sufficient for this purpose) and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof.

     Upon the issuance of any substitute Certificate, the Owner Trustee or the Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Indenture Trustee) connected therewith. In case any Certificate which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Owner Trustee may, instead of issuing a substitute Certificate, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Certificate), if, in every case of apparent destruction, loss or theft, the applicant for such payment shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as either of them may reasonably require to save each of them harmless from all risks relating to such payment and the applicant shall also furnish to the Owner Trustee and the Indenture Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof.

     Every substitute Certificate issued pursuant to the provisions of this Section by virtue of the fact that any Certificate is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Owner Trustee, whether or not the apparently destroyed, lost or stolen Certificate shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Certificates duly authenticated and delivered hereunder. All Certificates shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Certificates and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.08.  Cancellation of Certificates; Destruction Thereof.  All
                    -------------------------------------------------
Certificates surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Indenture Trustee, or if surrendered to the Owner Trustee or any agent of the Owner Trustee or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation and shall be cancelled by it; and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee shall destroy cancelled Certificates held by it and deliver a certificate of destruction to the Owner Trustee. If the Owner Trustee shall acquire any of the Certificates, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Certificates unless and until the same are delivered to the Indenture Trustee for cancellation.

     SECTION 2.09.  Temporary Certificates.  Pending the preparation of
                    ----------------------
definitive Certificates, the Owner Trustee may execute and, upon the oral or written request of an officer of the Owner Trustee, the Indenture Trustee shall authenticate and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Indenture Trustee). Temporary Certificates shall be issuable as registered Certificates without coupons, of any authorized denomination, and substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Owner Trustee with the concurrence of the

Indenture Trustee. Temporary Certificates may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Certificate shall be executed by the Owner Trustee and, upon the oral or written request of an authorized officer of the Owner Trustee, be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay the Owner Trustee shall execute and shall furnish definitive Certificates and thereupon temporary Certificates shall be surrendered in exchange therefor without charge at any office or agency to be maintained by the Indenture Trustee for the purpose pursuant to Section 3.02, and, upon the oral or written request of an authorized officer of the Owner Trustee, the Indenture Trustee shall authenticate and deliver in exchange for such temporary Certificates an equal aggregate principal amount of definitive Certificates of the same Maturities and interest rates and in authorized denominations. Until so exchanged, temporary Certificates shall be entitled to the same security and benefits under this Indenture as definitive Certificates.

     SECTION 2.10.  Termination of Interest in Indenture Estate.  A Holder shall
                    -------------------------------------------
not, as such, have any further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of and premium, if any, and interest on and other amounts due under all Certificates held by such Holder and all other sums payable to such Holder hereunder shall have been paid in full.

     SECTION 2.11.  Certificates in Respect of Replacement Airframe or Engine.
                    ---------------------------------------------------------
Upon the execution and delivery of a Trust Agreement and Trust Indenture Supplement covering a Replacement Airframe and/or Replacement Engine, as provided in Section 9.09 hereof, each Certificate shall be deemed to have been issued in connection with such Replacement Airframe and/or Replacement Engine and each Certificate issued thereafter upon a transfer or exchange of, or as a replacement for, a Certificate, shall be designated as having been issued in connection with such Replacement Airframe and/or Replacement Engine, but without any other change therein except as provided for in this Article II.


                                  ARTICLE III

                                   COVENANTS

     SECTION 3.01.  Payment of Principal, Premium and Interest.  The Owner
                    ------------------------------------------
Trustee covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest and premium, if any, and all other amounts due on, each of the Certificates hereunder at the place or places, at the respective times and in the manner provided in this Indenture and in the Certificates.

     Principal and interest and other amounts due hereunder or under the Certificates shall be payable in Dollars on the due date thereof, to the Indenture Trustee at the Corporate Trust Office (or such other account at such other financial institution in New York, New York or Atlanta, Georgia as the Indenture Trustee may designate for the purpose). If any amount payable under the Certificates or under this Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without additional interest thereon for the period of such extension.

     SECTION 3.02.  Offices for Payments, etc.  So long as any of the
                    --------------------------
Certificates remain outstanding, the Indenture Trustee will maintain the following: (a) an office or agency in Atlanta, Georgia where the Certificates may be presented for payment and (b) a facility or agency in New York, New York where the Certificates may be presented for registration of transfer and for exchange and for redemption or any other payment as provided in this Indenture (the "Registrar"). The Registrar shall keep a register (the "Register") with respect to the Certificates and their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars ("Co-Registrars") for the Certificates and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.

     The Indenture Trustee shall initially act as Registrar.

     SECTION 3.03.  Appointment to Fill a Vacancy in Office of Indenture
                    ----------------------------------------------------
Trustee.  The Owner Trustee, whenever necessary to avoid or fill a vacancy in
--------
the office of Indenture Trustee, will, with the consent of the Lessee, appoint, in the manner provided in Section 12.02, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

     SECTION 3.04.  Paying Agents.  Whenever the Indenture Trustee in its sole
                    -------------
discretion shall appoint a paying agent (the "Paying Agent"), it will cause the Paying Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section,

          (a) that it will hold all sums received by it as such agent for the payment of the principal of, and interest and premium, if any, on the Certificates (whether such sums have been paid to it by the Indenture Trustee or the Owner Trustee) in trust for the benefit of the Holders or of the Indenture Trustee, and

          (b) that it will give the Indenture Trustee notice of any failure by the Owner Trustee to make any payment of the principal of or interest or premium on the Certificates when the same shall be due and payable.

     Anything in this Section to the contrary notwithstanding, the Owner Trustee may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Indenture Trustee all sums held in trust by the Owner Trustee or any paying agent hereunder, such sums to be held by the Indenture Trustee in trust as provided herein.

     Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 14.03 and 14.04 hereof.

     SECTION 3.05.  Covenants of the Trust Company and the Owner Trustee.
                    ----------------------------------------------------

          (a)  The Trust Company hereby covenants and agrees as follows:

               (i)  the Trust Company will perform its covenant set forth in
     Section 7(h) of the Participation Agreement; and

              (ii) the Trust Company will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens in or with respect to the Indenture Estate or any of the properties or assets within the Indenture Estate to the extent resulting from the acts or omissions of or claims against the Trust Company (including, without limitation, the nonpayment of any taxes based on or measured by the revenues or income of the Trust Company).

          (b)  The Owner Trustee hereby covenants and agrees as follows:

               (i) the Owner Trustee will perform its obligations under the Lease to the extent permitted hereunder;

              (ii) the Owner Trustee will perform its covenants set forth in Sections 7(h) and 7(i) of the Participation Agreement;

             (iii) in the event a Responsible Officer of the Owner Trustee shall have actual knowledge of an Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Default or Event of Loss to the Indenture Trustee, the Lessee and the Owner Participant;

              (iv) the Owner Trustee will furnish to the Indenture Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease, including, without limitation, a copy of each report or notice received pursuant to Section 11 of the Lease, to the extent that the same shall not have been furnished to the Indenture Trustee;

               (v) the Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to the Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Indenture Documents; and

              (vi) the Owner Trustee will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens in or with respect to the Indenture Estate or any of the properties or assets within the Indenture Estate resulting from the acts or omissions of or claims against the Owner Trustee (including, without limitation, the nonpayment of any taxes based on or measured by the revenues or income of the Owner Trustee).

          SECTION 3.06.  Intentionally Left Blank.
                         ------------------------

          SECTION 3.07.  Disposal of Indenture Estate.  At any time and from
                         ----------------------------
time to time any part of the Indenture Estate may be sold or disposed of in accordance with the provisions of this Indenture and the Lease. The Indenture Trustee shall, from time to time, release from the Lien of this Indenture any part of the Indenture Estate so sold or disposed of in accordance herewith, or as to which an Event of Loss has occurred (and replacement thereof in accordance herewith) or as to which the Lease has been terminated. In addition, to the extent that such property constitutes an Airframe or Engine, the further requirements of Section 9.08 shall be complied with.

          SECTION 3.08.  No Representations or Warranties as to Aircraft or
                         --------------------------------------------------
Documents.  NEITHER THE INDENTURE TRUSTEE NOR THE OWNER TRUSTEE NOR THE TRUST
---------
COMPANY NOR THE OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, OR ANY OTHER REPRESENTATION OR WARRANTY HEREIN WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE WHATSOEVER, except that the Trust Company warrants that on the Delivery Date (i) the Owner Trustee shall have received whatever title to the Aircraft that was conveyed to it by the Lessee, and (ii) the Aircraft shall be free and clear of Lessor's Liens attributable to the Trust Company. Neither the Trust Company nor the Indenture Trustee makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Certificates or any Indenture Document or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Trust Company and the Indenture Trustee made in their respective individual capacities under this Indenture or in the Participation Agreement. The Owner Participant makes no representation or warranty hereunder whatsoever.

     SECTION 3.09.  Further Assurances; Financing Statements.  At any time and
                    ----------------------------------------
from time to time, upon the request of the Indenture Trustee or the Lessee, the Owner Trustee shall promptly and duly execute and deliver, or cause to be executed and delivered, any and all such further instruments and documents as may be specified in such request and as are necessary or desirable to create, perfect, preserve or protect the Liens and assignments created or intended to be created hereby, or to obtain for the Indenture Trustee the full benefit of the specific rights and powers granted herein, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the Liens or assignments created or intended to be created hereby.


                                  ARTICLE IV

                           HOLDER LISTS AND REPORTS
                           BY THE INDENTURE TRUSTEE

     (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Indenture Trustee is not the Registrar, the Owner Trustee will cause the Registrar to furnish to the Indenture Trustee semi-annually not more than 15 days after each Record Date, as of such Record Date, or at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders and the amounts and Maturities of the Certificates held by such Holders.

     (b) Ownership of the Certificates shall be proved by the Register kept by the Registrar.


                                   ARTICLE V

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                       INCOME FROM THE INDENTURE ESTATE

    SECTION 5.01.  Basic Rent Distribution.  Except as otherwise provided in
                   -----------------------
Section 5.03 hereof, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment in respect of the foregoing received by the Indenture Trustee pursuant to Section 8.03 hereof shall be promptly distributed in the following order of priority: first, so much of such
                                                         -----
installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and interest (as well as any interest on overdue principal and, to the extent permitted by law, on interest) then due under all Certificates shall be distributed to the Holders ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each such Certificate bears to the aggregate amount of the payments then due under all such Certificates, and, second, the
                                                                  ------
balance, if any, of such installment or payment remaining thereafter shall be distributed to the Owner Trustee, or as the Owner Trustee may request, for distribution pursuant to the Trust Agreement; provided, however, that if an
                                              --------- --------
Indenture Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "second" but shall be held by the
                                               ------
Indenture Trustee as part of the Indenture Estate until whichever of the following shall first occur: (i) all Indenture Defaults shall have been cured, in which event such balance shall be distributed as provided in this clause "second", (ii) such Indenture Default shall have continued for a period of 120 days, in which event such balance shall be distributed as provided in this clause "second", or (iii) Section 5.03 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions thereof.

     SECTION 5.02.  Event of Loss and Replacement; Redemption or Purchase.  (a)
                    -----------------------------------------------------
Except as otherwise provided in Section 5.03 hereof, any payment received by the Indenture Trustee as the result of an Event of Loss with respect to the Aircraft or as the result of redemption or purchase pursuant to Section 6.02 hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority: first, to reimburse the Indenture Trustee for any out-of-pocket costs
          -----
or expenses reasonably incurred in connection with such prepayment or redemption or purchase, as the case may be, second, as provided in clause "second" of
                                 ------                         ------
Section 5.03 hereof, and third, as provided in clause "third" of Section 5.03
                         -----                         -----
hereof; provided that if a Replacement Airframe shall be substituted for an
        --------
Airframe subject to an Event of Loss as provided in Section 10 of the Lease and
Section 9.08 hereof, any proceeds which result from such Event of Loss and are paid to the Indenture Trustee shall be held by the Indenture Trustee as part of the Indenture Estate and, unless otherwise applied pursuant to Section 5.01 or
5.03 hereof, such proceeds shall be released to the Owner Trustee or the Lessee at the Owner Trustee's written request upon the release of the replaced Airframe and its replacement as herein provided.

     (b) Except as otherwise provided in Section 5.03 hereof, any amounts received directly or indirectly from any governmental authority, insurer or other party pursuant to any provision of Section 10 or 11 of the Lease, if and to the extent that such amounts would at the time be required to be paid to the Lessee pursuant to said Section 10 or 11 but for the fact that a Lease Event of Default, a Lease Payment Default or a Lease Bankruptcy Default shall have occurred and be continuing, shall be held by the Indenture Trustee, as assignee of the Owner Trustee, as security for the obligations of the Lessee under the Lease and the Participation Agreement and shall be invested in accordance with the terms of Section 5.08 hereof and at such time as the conditions for payment to the Lessee specified in said Section 10 or 11, as the case may be, shall be fulfilled and there shall not be continuing any Lease Event of Default, Lease Payment Default or a Lease Bankruptcy Default, such amount, and the proceeds of any investment thereof (or as reduced by such investment, as the case may be), shall, to the extent not theretofore applied against such obligations or then required to be applied against such obligations pursuant hereto, be paid to the Lessee to the extent provided in the Lease.

     SECTION 5.03.  Payment After Indenture Event of Default, etc.  Except as
                    ----------------------------------------------
otherwise provided in Sections 5.04(b), 5.04(c) and 5.05(b) hereof, all payments received and all amounts held or realized by the Indenture Trustee (i) after an Indenture Event of Default shall have occurred and so long as such an Indenture Event of Default shall be continuing, and after the Indenture Trustee has received a request in accordance with Section 7.10 hereof to accelerate the Certificates, (ii) after the Certificates shall have become due and payable as provided in Section 7.02(b) or (c) hereof, or (iii) after the Indenture Trustee shall foreclose under this Indenture, shall be promptly distributed by the Indenture Trustee in the following order of priority:

     first, so much of such payments or amounts as shall be required to
     ------
reimburse the Indenture Trustee for any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Indenture Estate pursuant to Section 7.03(b) hereof) incurred by the Indenture Trustee (to the extent not previously reimbursed) (including, without limitation, the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee) in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon such Indenture Event of Default shall be applied by the Indenture Trustee in reimbursement of such expenses;

     second, so much of such payments or amounts as shall be required to pay in
     -------
full the aggregate unpaid principal amount of all outstanding Certificates, all accrued but unpaid interest thereon to the date of distribution and all other amounts due thereunder (but without premium, except to the extent otherwise payable hereunder), shall be distributed to the Holders, and if the aggregate amount so to be distributed shall be insufficient to pay all such amounts in full as aforesaid, then such amount shall be distributed ratably to Holders of Outstanding Certificates, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Outstanding Certificates held by each such Holder, plus the accrued but unpaid interest thereon to the date of distribution and all other amounts due thereunder (but without premium, except to the extent otherwise payable hereunder), bears to the aggregate unpaid principal amount of all Outstanding Certificates, plus accrued but unpaid interest thereon to the date of distribution and all other amounts due thereunder (but without premium, except to the extent otherwise payable hereunder); and

     third, the balance, if any, of such payments or amounts remaining
     ------
thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement.

     SECTION 5.04.  Certain Payments.  (a) Except as otherwise provided in this
                    ----------------
Indenture, any payments received by the Indenture Trustee which are to be applied according to any provision in any other Indenture Document shall be applied thereunder in accordance therewith.

     (b) The Indenture Trustee will distribute, promptly upon receipt thereof any indemnity or other payment received by it from the Owner Trustee or the Lessee in respect of the Indenture Trustee in its individual capacity pursuant to Section 6 of the Participation Agreement or as Supplemental Rent, directly to the Person (which may include the Indenture Trustee in its individual capacity) entitled thereto.

     (c) Notwithstanding anything to the contrary contained herein, any sums received by the Indenture Trustee which constitute Excepted Payments shall be distributed promptly upon receipt by the Indenture Trustee directly to the Person or Persons entitled thereto.

     SECTION 5.05.  Other Payments.  Any payments received by the Indenture
                    --------------
Trustee for which no provision as to the application thereof is made elsewhere in this Indenture or in any other Indenture Document (including without limitation Section 9 of the Lease) shall be distributed by the Indenture Trustee
(a) to the extent received or realized at any time prior to the payment in full of all obligations to the Holders secured by the Lien of this Indenture, in the order of priority specified in Section 5.01 hereof, and (b) to the extent received or realized at any time after payment in full of all obligations to the Holders secured by the Lien of this Indenture, in the following order of priority: first, in the manner provided in clause "first" of Section 5.03 hereof
          ------                                  -------
and second, in the manner provided in clause "third" of Section 5.03 hereof.
    -------                                  -------

     SECTION 5.06.  Payments to Owner Trustee.  Any amounts distributed
                    -------------------------
hereunder by the Indenture Trustee to the Owner Trustee shall be paid no later than 2:00 p.m. New York time on the date of receipt thereof (so long as such amounts have been received by the Indenture Trustee in accordance with Section 3(d) of the Lease and the time periods specified therein) to the Owner Trustee by wire transfer of immediately available funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Indenture

Trustee from time to time. The Owner Trustee hereby notifies the Indenture Trustee that unless and until the Indenture Trustee receives notice to the contrary from the Owner Trustee, all amounts to be distributed to the Owner Trustee hereunder for distribution in accordance with the Trust Agreement shall be distributed by wire transfer of immediately available funds of the type received by the Indenture Trustee to such account of the Owner Participant as may be specified pursuant to Section 5.01 of the Trust Agreement.

     SECTION 5.07.  Application of Payments.  Each payment of principal of and
                    ------------------------
interest, premium or other amounts due on each Certificate shall, except as otherwise provided herein, be applied, first, to the payment of interest on such
                                       -----
Certificate due and payable to the date of such payment, as provided in such Certificate, as well as any interest on overdue principal and premium (if any) and, to the extent permitted by law, interest and other amounts due thereunder, second, to the payment of any other amount (other than the principal of such
------
Certificate) due hereunder or under such Certificate to the Holder of such Certificate, third, to the payment of the principal of such Certificate if then
             -----
due hereunder or under such Certificate, fourth, the balance, if any, remaining
                                         ------
thereafter, to the payment of the principal of such Certificate remaining unpaid (provided that such Certificate shall not be subject to prepayment without the consent of the affected Holder except as permitted by Sections 6.02, 6.06 and
8.02 hereof) and, fifth, the balance, if any, remaining thereafter shall be held
                  -----
as additional collateral subject to the Lien of this Indenture.

     SECTION 5.08.  Investment of Amounts Held by Indenture Trustee.  Amounts
                    -----------------------------------------------
held by the Indenture Trustee pursuant to the proviso to Section 5.01 hereof, pursuant to Section 5.02 hereof or pursuant to any provision of any Indenture Document providing for investment of sums pursuant to this Section 5.08 shall be invested by the Indenture Trustee from time to time in securities (i) selected by the Lessee on behalf of the Owner Trustee, or if a Lease Event of Default is continuing, by the Owner Trustee and if the Lessee or the Owner Trustee, as the case may be, fail to select the securities to be invested, by the Indenture Trustee and (ii) of the type listed in Section 24 of the Lease, which may include securities or obligations issued by the Indenture Trustee or any of its affiliates. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Indenture Trustee shall not be liable for any loss resulting from any investment made by it under this Indenture in accordance with instructions from the Lessee or the Owner Trustee, as the case may be, other than by reason of its willful misconduct or gross negligence, in which case the Indenture Trustee will be liable in its individual capacity only, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever the Indenture Trustee reasonably believes such sale is necessary to make a distribution required by this Indenture.

     Unless otherwise stated in writing as set forth below, an account statement delivered by the Indenture Trustee to the Owner Trustee (with a copy to the Lessee) shall be deemed written confirmation by the Owner Trustee that the investment transactions identified therein accurately reflect the investment directions given to the Indenture Trustee by or on behalf of the Owner Trustee, unless the Owner Trustee (or the Lessee on its behalf) notifies the Indenture Trustee in writing to the contrary within 30 days of the date of receipt of such statement.

     SECTION 5.09.  Withholding Taxes.  The Indenture Trustee shall withhold any
                    -----------------
taxes required to be withheld on payments to any Holder who is not a United States person except to the extent that such Holder has furnished evidence satisfactory to the Indenture Trustee of any exemption from withholding claimed by such Holder. Neither the Indenture Trustee nor Owner Trustee nor the Owner Participant shall have any obligation to make any additional payment to cover such withholding. Such withholding and failure to make any additional payment based thereon shall not constitute an Indenture Event of Default. Notwithstanding any provision to the contrary in Sections 5.01 through 5.05 hereof and subject to Section 6(b) of the Participation Agreement, if the Lessee is required to pay any such withholding tax imposed on payments made by or on behalf of the Owner Trustee to the Indenture Trustee, or any interest or penalty thereon, or to indemnify the Owner Participant or the Owner Trustee with respect thereto pursuant to Section 6(b) of the Participation Agreement, the Lessee shall, after such payment or reimbursement by it, have a claim against any Holder who was subject to such withholding tax for the amount of such withholding tax. After such payment or reimbursement by it, the Lessee shall be entitled to receive, and the Indenture Trustee shall hold for the account of the Lessee, any payments otherwise distributable to the Holder who was subject to such withholding tax pursuant to Sections 5.01 through 5.05 hereof until the foregoing amounts (to the extent recoverable from such Holder pursuant to the express provisions of Section 6(b) of the Participation Agreement) (the "Recoverable Amounts") shall have been recovered in full by the Lessee. In no event will the recoupment described in the preceding sentence result in a reduction in payments otherwise distributable to such Holder by more than the Recoverable Amounts.

                                  ARTICLE VI

                    REDEMPTION OR PURCHASE OF CERTIFICATES

     SECTION 6.01.  No Redemption Prior to Maturity.  Except as provided in
                    -------------------------------
Sections 6.02, 6.06 and 8.02, the Certificates may not be redeemed prior to their respective Maturities.

     SECTION 6.02.  Redemption or Purchase of Certificates.  The Outstanding
                    --------------------------------------
Certificates shall without the requirement of any further action on the part of the Owner Trustee, except in the case of a redemption or purchase under Section 6.02(B), 6.02(C) or 6.02(E), be redeemed or purchased:

          (A) If an Event of Loss occurs with respect to the Aircraft (unless pursuant to Section 10 of the Lease and Section 9.08 hereof a Replacement Airframe (together, if applicable, with a Replacement Engine or Engines) is substituted therefor), other than an Event of Loss deemed to have occurred pursuant to the last paragraph of Section 6(b) of the Participation Agreement, at a price equal to the aggregate unpaid principal amount of such Certificates together with accrued and unpaid interest thereon to but excluding the Redemption Date, but without premium.

          (B) If the Owner Trustee, at the direction of the Lessee, gives notice of redemption to the Indenture Trustee at any time after the date of initial issuance of the Certificates, or if an Event of Loss with respect to the Aircraft is deemed to have occurred pursuant to the last paragraph of Section 6(b) of the Participation Agreement, at a price equal to the Redemption Amount plus all accrued and unpaid interest on such Certificates to but excluding the Redemption Date.

          (C) If the Owner Trustee, at the direction of the Owner Participant, at any time gives notice of purchase or redemption to the Indenture Trustee pursuant to Section 8.02(a) hereof, at a price equal to the aggregate unpaid principal amount of such Certificates together with accrued and unpaid interest thereon to but excluding the Redemption Date, but without premium (except in the case of any redemption or purchase pursuant to Section 8.02(a)(i) hereof, in which case the premium shall be payable).

          (D) Upon any termination of the Lease as provided in Section 9(a) of the Lease, at a price equal to the Redemption Amount plus all accrued and unpaid interest on such Certificates to but excluding the Redemption Date.

          (E) Upon the Lessee's exercise of its option to purchase the Aircraft as provided in Section 16(b)(i) of the Participation Agreement or Section 5(b) of the Lease, at a price equal to the Redemption Amount together with accrued and unpaid interest thereon to but excluding the Redemption Date.

     SECTION 6.03.  Notice of Redemption or Purchase to Holders.  In order to
                    -------------------------------------------
effect any redemption or purchase set forth in Section 6.02 hereof, the Indenture Trustee shall give prompt notice by first class mail of redemption or purchase (which notice may be revoked by the Owner Trustee at any time on or before the Redemption Date by prompt notice to the Holders except (i) in the case of a redemption or purchase contemplated by Sections 6.02(C) or 6.02(E) hereof, (ii) any redemption contemplated by Section 6.02(D) hereof unless the notice of termination of the Lease pursuant to Section 9(a) thereof has been revoked or if the Lease otherwise continues in effect in accordance with the pentultemate sentence of the third paragraph of Section 9(a) thereof or (iii) revocation of notice of redemption contemplated by Section 6.02(A) hereof shall not be permitted unless a Replacement Airframe is substituted pursuant to
Section 10 of the Lease and Section 9.08 hereof) to each Holder of an Outstanding Certificate.

     All notices of redemption or purchase shall state:

     (1)  the Redemption Date,

     (2)  the applicable basis for determining the Redemption Price,

     (3) that on the Redemption Date, subject to the provisions hereof, the Redemption Price will become due and payable upon each such Certificate, and, in the case of a redemption, that interest thereon shall cease to accrue on and after such Redemption Date, and

     (4) the place or places where such Certificates are to be surrendered for payment.

     SECTION 6.04.  Deposit of Redemption Price.  On the Redemption Date or the
                    ---------------------------
Sinking Fund Redemption Date (as defined in Section 6.06), the Owner Trustee shall, to the extent an amount equal to the Redemption Price or the Sinking Fund Redemption Price (as defined in Section 6.06), as the case may be, shall not then be held in the Indenture Estate, deposit with the Indenture Trustee in immediately available funds an amount equal to the difference between (a) the amount then held in the Indenture Estate and (b) the Redemption Price or the Sinking Fund Redemption Price, as the case may be. In the case of a redemption, interest shall cease to accrue in respect of all or, in the case of a mandatory sinking fund redemption, the relevant portion of, the Outstanding Certificates on and after the later of (1) deposit of the applicable Redemption Price or Sinking Fund Redemption Price on or prior to a Redemption Date or Sinking Fund Redemption Date and (2) such Redemption Date or such Sinking Fund Redemption Date.

     SECTION 6.05.  Certificates Payable on Redemption Date.  On the Redemption
                    ---------------------------------------
Date, the Outstanding Certificates (other than Certificates being purchased pursuant to Section 8.02(a)) shall (except if the Owner Trustee has revoked such notice of redemption or purchase in accordance with Section 6.03 hereof) become due and payable and, in the case of a redemption, from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) such Certificates shall cease to bear interest. Upon surrender of any such Certificate for redemption or purchase in accordance with said notice, such Certificate shall be paid or purchased at the Redemption Price.

     If any Certificate called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, continue to bear interest from the Redemption Date at the interest rate applicable to such Certificate.

     SECTION 6.06.  Mandatory Sinking Fund Redemptions.  The Certificates with a
                    -----------------------------------
Maturity of ________________ and the Certificates with a Maturity of _____________ shall also be subject to redemption, at the principal amount thereof plus accrued interest, but without premium, in part on a pro rata basis on each date specified in this Section (a "Sinking Fund Redemption Date"). The Owner Trustee shall deposit funds sufficient to pay for such amount payable on redemption with the Indenture Trustee as provided in Section 6.04. The Indenture Trustee shall pay from the amounts so deposited on each applicable Sinking Fund Redemption Date to the Holders of each Certificate then Outstanding on a pro rata basis the aggregate principal amount set forth below, together with accrued interest to such Sinking Fund Redemption Date, but without premium (the "Sinking Fund Redemption Price"):

                                      Principal Amount
                                      ----------------
Sinking Fund                Certificates            Certificates
Redemption Date          with a Maturity of      with a Maturity of
---------------        ----------------------  ----------------------
                          $










                          _________________        ________________
Total                     $                        $

                                  ARTICLE VII

                         REMEDIES OF INDENTURE TRUSTEE
                                  AND HOLDERS

     SECTION 7.01.  Indenture Event of Default.  "Indenture Event of Default"
                    --------------------------
means any of the following events (whatever the reason for such Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) any Lease Event of Default (other than a Lease Event of Default arising by failure to make an Excepted Payment unless the Owner Participant shall acquiesce in the treatment of such failure as an Indenture Event of Default) shall have occurred and be continuing; or

          (b) the failure of the Owner Trustee other than by reason of a Lease Event of Default to pay to the Indenture Trustee when due any payment of principal of or premium, if any, or interest on any Certificate, or any purchase price therefor, and such failure shall have continued unremedied for ten Business Days, or the failure of the Owner Trustee (other than by reason of a Lease Default or a Lease Event of Default or other than by a failure of the Indenture Trustee to properly pay monies received by it pursuant hereto) to pay when due any other amount due and payable hereunder, or under any Certificate, and such failure shall have continued unremedied for ten days after the Owner Trustee shall receive written demand therefor from the Indenture Trustee or any Holder; or

          (c) any Lessor's Lien required to be discharged by the Trust Company pursuant hereto or pursuant to the Participation Agreement or by the Owner Trustee pursuant hereto or pursuant to the Participation Agreement or any Owner Participant's Lien required to be discharged by the Owner Participant pursuant to the Participation Agreement shall remain undischarged for a period of 30 days after a Responsible Officer of the Trust Company, the Owner Trustee or the Owner Participant, as the case may be, shall have actual knowledge of such Lien; or

          (d) any representation or warranty made by the Owner Participant, the Trust Company or the Owner Trustee herein or in the Participation Agreement shall prove to have been false or incorrect when made in any respect material to the Holders, and such falseness or incorrectness is material to such Holders at the time of the notice referred to below, and if capable of remedy, is not remedied for 30 days after there has been given to the Owner Trustee, the Owner Participant or the Trust Company, as the case may be, by registered or certified mail, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a "Notice of Indenture Default" hereunder, by the Indenture Trustee or by the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates; or

          (e) any failure of the Owner Trustee to observe any of its covenants in the fourth paragraph following the Habendum Clause hereof or in Section 3.05(b)(v) hereof or any failure by the Owner Participant to observe or perform any of its respective covenants in Section 8(c) or Section 16(a) of the Participation Agreement; or

          (f) any failure by the Owner Trustee to observe or perform any other covenant or obligation of the Owner Trustee contained in this Indenture or in the Participation Agreement or any failure by the Owner Participant to observe or perform any other covenant or obligation of the Owner Participant contained in the Participation Agreement which, in either case, is not remedied within a period of 30 days or, if such covenant is capable of cure and such person is diligently proceeding to effect such a cure, 60 days after there has been given to the Owner Trustee and the Owner Participant, by registered or certified mail, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a "Notice of Indenture Default" hereunder, by the Indenture Trustee or by the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates; or

          (g) either the Trust Estate or the Owner Trustee with respect thereto (and not solely in its individual capacity) or the Owner Participant or any Person guaranteeing any obligations of the Owner Participant under the Operative Documents shall (i) be unable to pay its debts generally as they become due within the meaning of Title 11 of the United States Code, (ii) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to itself or with respect to any substantial part of its property, or (v) take corporate or comparable action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Owner Trustee or the Owner Participant or any Person guaranteeing any obligations of the Owner Participant under the Operative Documents, as the case may be, a custodian, receiver, trustee or other officer with similar powers with respect to the Trust Estate or the Owner Trustee with respect thereto (and not solely in its individual capacity) or the Owner Participant or any Person so guaranteeing its obligations, as the case may be, or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Trust Estate or the Owner Trustee with respect thereto (and not solely in its individual capacity) or the Owner Participant or any such Person, as the case may be, and such order shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or

          (i)  any petition for any relief specified in the foregoing paragraph
     (g) shall be filed against the Trust Estate or the Owner Trustee with respect thereto (and not solely in its individual capacity) or the Owner Participant or any Person guaranteeing any obligations of the Owner Participant under the Operative Documents, as the case may be, and such petition shall not be dismissed within 60 days; or

          (j) at any time while the Aircraft is registered in the United States, the Owner Trustee, the Trust Company or the Owner Participant shall do or fail to do any act, expressly required by the Operative Documents or shall meet or fail to meet any condition expressly required by the Operative Documents (other than, in any such case, such act or condition that is the responsibility of Lessee under the Indenture Documents), and as a result thereof the Lien of this Indenture shall cease to be a valid first priority perfected Lien on the Indenture Estate.

          SECTION 7.02.  Remedies.  (a) If an Indenture Event of Default shall
                         --------
have occurred and be continuing, then and in every such case, the Indenture Trustee may, and when required by the provisions of Article IX or Section 7.02(c) hereof, shall, (i) exercise any or all of the rights and powers and pursue any or all of the remedies pursuant to this Article VII and (ii) in the event such Indenture Event of Default is an Indenture Event of Default referred to in paragraph (a) of Section 7.01 hereof, but subject to the provisions of
Section 8.03 hereof, and after the expiration of ten days from the time the Indenture Trustee notifies the Owner Trustee and the Owner Participant that it intends to exercise its remedies (including acceleration of the Certificates) hereunder, exercise any or all of the remedies pursuant to Section 15 of the Lease, and the Indenture Trustee may take possession of all or any part of the properties covered or intended to be covered by the Lien and security interest created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee and the Lessee and all persons claiming under any of them wholly or partly therefrom. In addition, the Indenture Trustee may exercise any other right or remedy in lieu of or in addition to the foregoing that may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof, of the Lease, or both, or to terminate or rescind the Lease. Without limiting any of the foregoing, but subject to any conditions provided for herein or under applicable law, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale. Notwithstanding the foregoing, the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an Indenture Event of Default occurring solely by reason of one or more Lease Events of Default unless the Indenture Trustee shall have declared the Lease to be in default in accordance with Section 15 thereof and shall be attempting in good faith to exercise one or more of the remedies referred to in Section 15 of the Lease; provided, however, that such requirement
                                        ------------------
to attempt in good faith to exercise one or more of such remedies under the Lease shall not apply in circumstances where the Indenture Trustee is, and has been for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided, further, however, that the requirement to attempt in good faith to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the Lessee during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a) of the Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of the Indenture Trustee pursuant to
Section 1110(b) of the Bankruptcy Code or (C) results from the Lessee's assumption during the Section 1110 Period with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code or (D) is the consequence of the Indenture Trustee's own failure to give any requisite notice to any Person or (E) is pursuant to a judicial stay pending the resolution of litigation with respect to the applicability of Section 1110 of the Bankruptcy Code and there is either no Lease Event of Default other than one arising solely from the Lessee's bankruptcy or any such other Lease Event of Default has been cured; provided, further, however, that the requirement to attempt in good faith
       --------- -------- --------
to exercise one or more of such remedies under the Lease during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period based upon a judicial stay as provided for in this clause (E) shall in any event cease to be applicable subsequent to the 120th day of such Continuous Stay Period; it being understood and agreed that the Indenture Trustee may take such action and commence such processes as it may determine are necessary or advisable to foreclose on the

Lien of this Indenture but all such actions and processes shall, during such period, not be completed to effect a foreclosure. If the Indenture Trustee shall acquire the Aircraft pursuant to a foreclosure under this Indenture while such stay is still in effect and consummates a resale of the Aircraft within six months of such acquisition, the net proceeds from such resale in excess of the amounts owed to the Holders of the Certificates will be paid to the Owner Trustee.

          (b) Notwithstanding Section 7.02(c) hereof, if an Indenture Event of Default referred to in clause (g), (h) or (i) of Section 7.01 hereof shall have occurred, or a Lease Event of Default referred to in clause (f), (g) or (h) of
Section 14 of the Lease shall have occurred, then and in every such case the unpaid principal of all Outstanding Certificates, together with interest accrued but unpaid thereon and all other amounts due thereunder and hereunder, but without premium, shall immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

          (c) If any Indenture Event of Default not described in the preceding paragraph (b) shall have occurred and be continuing, then and in every such case, the Indenture Trustee may on its own accord or at the direction of Holders of not less than 25% in aggregate principal amount of Outstanding Certificates, at any time, by written notice or notices to the Owner Trustee and the Lessee, declare the principal of all the Certificates to be due and payable, whereupon the unpaid principal of all Outstanding Certificates, together with accrued but unpaid interest thereon and all other amounts due thereunder, but without premium (except to the extent a premium was theretofore payable by virtue of Section 6.02(B), 6.02(C) (with respect to Section 8.02(a)(i)), 6.02(D) or 6.02(E)), shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Indenture Estate, however, a Majority in Interest of Certificate Holders, by notice to the Indenture Trustee, the Owner Trustee and the Lessee, may rescind such declaration, whether made by the Indenture Trustee on its own accord or as directed, if (x) there has been paid or deposited with the Indenture Trustee a sum sufficient to pay all overdue installments of interest on all Certificates (together, to the extent permitted by law, with interest on such overdue installments of interest), the principal on any Certificates that has become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, or
(y) all Indenture Events of Default (other than the nonpayment of principal that has become due solely because of such acceleration) have been either cured or waived as provided in Section 7.11. No such rescission shall affect any subsequent default or impair any right consequent thereon.

          (d) Each Holder shall be entitled, at any sale pursuant to Section 15 of the Lease, to a credit against any purchase price bid at such sale by such Holder for all or any part of the unpaid obligations owing to such Holder and secured by the Lien of this Indenture.

          SECTION 7.03.  Return of Aircraft, etc.  Subject to Section 7.02: (a)
                         ------------------------
If an Indenture Event of Default shall have occurred and be continuing, at the request of the Indenture Trustee, the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Owner Trustee hereby specifically consents, and (ii) pursue all or part of the Indenture Estate wherever such Indenture Estate may be found and may, in the name of the Owner Trustee or otherwise, enter any of the premises of the Lessee and search for and take possession of and remove the Indenture Estate. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

          (b) Upon every such taking of possession or title, the Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Indenture Estate and to carry on the business and, without limiting the express provisions of
Section 8.01 hereof, to exercise all rights and powers of the Owner Participant and the Owner Trustee relating to the Indenture Estate, as the Indenture Trustee shall deem necessary or appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Indenture Estate or any part thereof as the Indenture Trustee may determine; and, except for Excepted Payments (other than Excepted Payments payable to the Indenture Trustee), the Indenture Trustee shall be entitled to collect and receive directly all rents (including Rent), revenues, issues, income, products and profits of the Indenture Estate and every part thereof without prejudice to the right of the Indenture Trustee under any provision hereof to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

          (c) If an Indenture Event of Default shall have occurred and be continuing and the Indenture Trustee shall be entitled to exercise remedies hereunder, and subject to Article VIII hereof, the Indenture Trustee, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, may sell, assign, transfer and deliver the whole or, from time to time, to the extent permitted by law, any part of the Indenture Estate, or any part thereof, or interest therein, at any private sale or public auction, with or without demand, advertisement or notice, except as expressly provided for below in this Section 7.03(c), for cash or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Indenture Trustee in its sole discretion may determine; provided, that any such action shall be at the time
                          --------
lawful and that all mandatory legal requirements shall be complied with. The Indenture Trustee shall give the Owner Trustee, the Owner Participant and the Lessee at least 20 days' notice of any public or private sale. Such notice, in the case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Indenture Trustee shall fix in the notice of such sale. At any such sale, the Indenture Estate may be sold in one lot as an entirety or in separate lots. The Indenture Trustee shall not be obligated to make any sale pursuant to such notice. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication; provided however, that if
                                                       -----------------
more than 3 months have elapsed since the most recent notice of any such sale, the Indenture Trustee shall adjourn such sale and the Indenture Trustee shall give notice to the Owner Trustee and the Owner Participant of the time and place fixed for the next subsequent sale at least 10 days prior thereto. The Indenture Trustee may exercise such right of sale without possession or production of the Certificates or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or without including the Holders as parties to any suit or proceedings relating to the foreclosure of any part of the Indenture Estate. The Owner Trustee shall execute any and all such bills of sale, assignments and other documents, and perform and do all other acts and things requested by the Indenture Trustee in order to permit consummation of any sale of the Indenture Estate in accordance with this Section 7.03(c) and to effectuate the transfer or conveyance referred to in the first sentence of this
Section 7.03(c). Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not sell the Indenture Estate or any part thereof unless the Certificates shall have been accelerated or shall have matured.

          (d) To the extent permitted by applicable law, the Indenture Trustee or any Holder may be a purchaser of the Indenture Estate or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Indenture Trustee may apply against the purchase price therefor the amount then due hereunder or under any of the Certificates secured hereby and any Holder may apply against the purchase price therefor the amount then due to it hereunder, under any other Indenture Document or under the Certificates held by such Holder to the extent that such portion of the purchase price as it would have received had it been entitled to share any distribution thereof. The Indenture Trustee or any Holder or nominee thereof shall, upon any such purchase, acquire good title to the property so purchased, free of the Lien of this Indenture and, to the extent permitted by applicable law, free of all rights of redemption in the Owner Trustee or the Owner Participant in respect of the property so purchased.

          (e) Subject to Article VIII hereof and if an Indenture Event of Default is continuing, the Owner Trustee hereby irrevocably appoints and constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, and Owner Trustee hereby ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

          (f) The Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee) for all or any part of the Indenture Estate, whether such receivership be incidental to a proposed sale of the Indenture Estate or the taking of possession thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Indenture Estate shall be entitled to exercise all of the rights and powers of the Indenture Trustee with respect to the Indenture Estate.

          (g) Any sale of the Indenture Estate or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall be a perpetual bar against the Owner Trustee after the expiration of the period, if any, during which the Owner Trustee shall have the benefit of redemption laws which may not be waived pursuant to Section 7.13 hereof.

     SECTION 7.04.  Indenture Trustee May Prove Debt.  If the Owner Trustee
                    --------------------------------
shall fail to pay any amount payable hereunder or under the Certificates, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Owner Trustee and collect in the manner provided by law out of the property of the Owner Trustee wherever situated, the moneys adjudged or decreed to be payable; provided, that any sale of any portion
                                          ---------
of the Indenture Estate shall be done in accordance with Section 7.03(c).

     In case there shall be pending proceedings relative to the Trust Estate or the Owner Trustee under the Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Trust Estate or the Owner Trustee or its property, or in case of any other comparable judicial proceedings relative to the Trust Estate or the Owner Trustee, or to the creditors or property of the Trust Estate or the Owner Trustee, the Indenture Trustee, irrespective of whether the principal of the Certificates shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Certificates, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Owner Trustee or to the creditors or property of the Owner Trustee,

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

          (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     Nothing contained herein shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     All rights of action and of asserting claims under this Indenture, or under any of the Certificates, may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Certificates or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

     In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders of the Certificates, and it shall not be necessary to make any Holders parties to any such proceedings.

     SECTION 7.05.  Remedies Cumulative.  Each and every right, power and remedy
                    -------------------
given to the Indenture Trustee or Holders specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee or the Holders, and the exercise or the beginning of the exercise of any power or remedy shall not constitute or be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee or of any Holder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee, the Owner Participant or the Lessee or to be an acquiescence therein.

     SECTION 7.06.  Suits for Enforcement.  If an Indenture Event of Default has
                    ---------------------
occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.08 and 9.03 and Article XI hereof proceed to protect and enforce its rights and rights of the Holders by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee or the Holders by this Indenture or by law; provided, that any sale of any portion
                                         --------
of the Indenture Estate shall be done in accordance with Section 7.03(c).

     SECTION 7.07.  Discontinuance of Proceedings.  In case the Indenture
                    -----------------------------
Trustee or any Holder shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been finally determined adversely to the Indenture Trustee or such Holder, then and in every such case the Owner Trustee, the Indenture Trustee, the Holders and the Lessee shall, subject to any such determination in such proceeding, be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the

Indenture Trustee and the Holders shall continue as if no such proceeding had been instituted.

     SECTION 7.08.  Limitations on Suits by Holders.  No Holder of any
                    -------------------------------
Certificate shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Indenture Trustee written notice of an Indenture Default and of the continuance thereof, as hereinbefore provided, and the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates shall have made written request upon the Indenture Trustee to institute such action or proceedings in its own name or as trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Indenture Trustee pursuant to Section 7.10; it being understood and intended, and being expressly covenanted by the Holder of each Certificate with every other Holder of each other Certificate and the Indenture Trustee, that no one or more Holders shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Holder or the Lien of this Indenture or any part of the Indenture Estate or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 7.09.  Unconditional Right of Holders to Receive Principal,
                    ----------------------------------------------------
Interest and Premium, and to Institute Certain Suits.  Notwithstanding any other
----------------------------------------------------
provision in this Indenture and any provision of any Certificate, the right of any Holder to receive payment of the principal of and interest and premium (if any) on such Certificate on or after the respective due dates and in the manner expressed in such Certificate, or, subject to Section 7.08, to institute suit for the enforcement of any such payment on or after such respective dates as provided herein, shall not be impaired or affected without the consent of such Holder.

     SECTION 7.10.  Control by Holders.  A Majority in Interest of Certificate
                    ------------------
Holders shall have the right to direct the Indenture Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by this Indenture; provided that such direction shall not be
                           --------
otherwise than in accordance with law and the provisions of this Indenture and the Indenture Trustee shall have received, to the extent provided in Sections
7.08 and 9.03 and Article XI hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Indenture Trustee and provided further that (subject to the provisions of
                      ----------------
Section 9.02) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Indenture Trustee shall determine that the action or proceedings so directed would impose upon the Indenture Trustee personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section 9.02) the Indenture Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

     Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by Holders.

     SECTION 7.11.  Waiver of Past Indenture Defaults.  Upon written
                    ---------------------------------
instructions from a Majority in Interest of Certificate Holders, the Indenture Trustee shall waive any past Indenture Default and its consequences and upon any such waiver such Indenture Default shall cease to exist and any Indenture Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon; provided, however,
                                                          ------------------
that in the absence of written instructions from all Holders, the Indenture Trustee shall not waive any Indenture Default (i) in the payment of the principal of, or premium (if any) or interest on, or other amounts due under, any Certificate then Outstanding, or (ii) in respect of a covenant or provision hereof which, under Article XIII hereof, cannot be modified or amended without the consent of each Holder and provided, further, that the Indenture Trustee
                               ------------------
shall not waive any Indenture Default to the extent arising under Section 7.01(a) hereof because of the failure of the Lessee to pay any Excepted Payments without the consent of the Owner Participant, or in the case of an Excepted Payment owing to the Trust Company or the Indenture Trustee such party, and shall waive any such Indenture Default upon the express written instructions of the Owner Participant, or in the case of an Excepted Payment owing to the Trust Company or the Indenture Trustee, such party, unless the Indenture Trustee or the Holders would be adversely affected by such waiver.

     SECTION 7.12.  Notice of Indenture Defaults.  The Indenture Trustee shall
                    ----------------------------
transmit to the Owner Trustee, the Holders and to the Owner Participant notice of all Indenture Defaults actually known to a Responsible Officer of the Indenture Trustee, such notice to be transmitted by mail to the Holders within 90 days, and to the Owner Trustee and the Owner Participant promptly (within one Business Day after a failure to pay Basic Rent), after the occurrence thereof, unless such Indenture Default shall have been cured before the giving of such notice; provided that under no circumstances shall the Indenture Trustee give
        --------
such notice to the Holders until the earlier of the time at which such Indenture Default becomes an Indenture Event of Default or the expiration of a period of 60 days from the occurrence of such Indenture Default; and provided further
                                                           ----------------
that, except in the case of default in the payment of the principal of or interest on or any other amount due under any of the Certificates, the Indenture Trustee shall be protected in withholding such notice to the Holders if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     SECTION 7.13.  Waiver of Appraisement, etc.; Laws.  The Owner Trustee
                    ----------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the execution of any power granted herein to the Indenture Trustee, or the absolute sale of the Indenture Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article VII; and the Owner Trustee for itself and all who may claim under it, so far as it or any of them now or hereafter lawfully may, hereby waives the benefit of all such laws. The Owner Trustee for itself and all who may claim under it waives, to the extent that it lawfully may, all right to have the property in the Indenture Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Indenture Estate as an entirety.

     If any law referred to in this Section 7.13 and now in force, of which the Owner Trustee or its successors might take advantage despite this Section 7.13, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 7.13.

                                 ARTICLE VIII

                          RIGHTS OF THE OWNER TRUSTEE
                           AND THE OWNER PARTICIPANT

     SECTION 8.01.  Certain Rights of Owner Trustee and Owner Participant.
                    -----------------------------------------------------
Notwithstanding any other provision of this Indenture, including the Granting Clause, the following rights shall be reserved to the Owner Trustee or the Owner Participant, as the case may be (as separate and independent rights), to the extent described herein:

          (a) at all times the Owner Trustee shall have the right, together with the Indenture Trustee, (i) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which the Lessee is permitted or required to give or furnish to the Owner Trustee or the Lessor pursuant to any Indenture Document, (ii) to exercise inspection rights pursuant to Section 12 of the Lease; (iii) to exercise, to the extent permitted under Section 8.03 hereof, the rights of Lessor under Section 16 of the Lease; (iv) to retain all rights with respect to insurance maintained for its own account and not required pursuant to Section 11 of the Lease; and (v) separately, but not to the exclusion of the Indenture Trustee, to give notice pursuant to
     Section 14 of the Lease of a Lease Default or Lease Event of Default thereunder;

          (b) so long as no Indenture Event of Default shall have occurred and be continuing, the Owner Trustee shall have the right (i) to the exclusion of the Indenture Trustee, but subject to the provisions of Sections 13.07(a) and 13.07(c) hereof, (A) except as specified in clause (ii) below, to exercise the rights, elections and options of the Lessor to make any decision or determination and to give any notice, consent, waiver or approval with respect to any adjustments of Basic Rent, Stipulated Loss Value, Termination Value and EBO Percentage under Section 3(c) and 3(e) of the Lease or with respect to renewal or purchase options or the return condition of the Aircraft after the Term or any Renewal Term under Section 5 of the Lease and (B) to exercise all rights of the Lessor with respect to solicitations of bids pursuant to Section 9 of the Lease, (ii) together with the Indenture Trustee, to require the Lessee to take any action and execute and deliver such documents and assurances as the "Lessor" may from time to time reasonably request pursuant to Section 18 of the Lease and
     (iii) together with the Indenture Trustee (agreement of both being required in the case of (A), (B)(w) (with respect to additions to Exhibit B to the Lease), and (C) below), (A) to grant such consents as may be requested under the Lease, (B) to exercise (w) rights to accept or reject changes to Exhibit B to the Lease, (x) rights to make bids on the Aircraft, (y) rights to exercise discretion on Lessee's option to substitute a Replacement Airframe

     (together, if applicable, with a Replacement Engine or Engines) after an Event of Loss pursuant to Section 10(a)(ii) of the Lease and (z) inspection rights, pursuant to Sections 7(b), 9(a), 10(a) and 12 of the Lease, respectively, and (C) to approve as satisfactory any accountants, engineers or counsel to render services for or issue opinions to the Owner Trustee pursuant to express provisions of the Indenture Documents;

          (c) the Owner Trustee shall have the right, as the Lessor, to seek specific performance of the covenants of the Lessee under the Lease relating to the protection, insurance and maintenance of the Aircraft and to maintain separate insurance with respect to the Aircraft pursuant to
     Section 11 of the Lease;

          (d) at all times and whether or not an Indenture Event of Default has occurred and is continuing, each of the Owner Trustee, the Trust Company and the Owner Participant shall have the right, to the exclusion of the Indenture Trustee, to demand, collect, sue for or otherwise receive and enforce the payment of Excepted Payments due and payable to it and, unless the Lien of this Indenture shall have been foreclosed upon, to grant or withhold its consent to amendments or supplements to Indenture Documents required in accordance with Section 13.01 and 13.02 hereof; and

          (e) at all times prior to the foreclosure of the Liens of this Indenture the consent of the Owner Trustee shall be required to amend, modify or supplement, directly or indirectly, Sections 1 (if any modification of a definition contained therein would result in a modification of the Lease not permitted by this clause (e)), 3, 4, 5, 6 (to the extent such action would reduce the Lessee's obligations), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 19, 20 or 21 of the Lease, or any other section of the Lease (to the extent any amendment or supplement to, or modification of, any such other section would, directly or indirectly, affect the amount or timing of any amounts payable by the Lessee under the Lease (as such Lease may have been modified with the consent of the Owner Trustee) which amounts, absent the occurrence and continuance of an Indenture Event of Default, will be distributable to the Owner Trustee hereunder).

     SECTION 8.02.  Owner Participant's Right to Elect to Redeem or Purchase the
                    ------------------------------------------------------------
Certificates, and to Provide for Payment.  (a) If at any time after a Lease
----------------------------------------
Event of Default has occurred and has continued for a period of (i) not more than 180 days or (ii) at least 180 days, and provided that (A) no Indenture Event of Default (that does not arise out of a Lease Event of Default) has occurred and is continuing and (B) the Certificates shall not have become due and payable as provided in Section 7.02(b) or 7.02(c) hereof, the Owner Participant may, but shall be under no obligation to, direct the Owner Trustee to cause the redemption or purchase of all but not less than all of the Certificates then Outstanding by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate the Redemption Date on which the Owner Trustee shall, in the manner provided for in Section
6.04 hereof, deposit with the Indenture Trustee the sum of the amounts contemplated by paragraph "first" under Section 5.03 plus (x) in the case of a
                          -------
redemption or purchase pursuant to clause (a)(i) above the aggregate Redemption Amount of all the Certificates plus interest thereon accrued to, but excluding, the Redemption Date or (y) in the case of a redemption or purchase pursuant to clause (a)(ii) above the aggregate Redemption Price of all the Certificates. The Indenture Trustee shall notify each Holder of such redemption or purchase in the manner provided for in Section 6.03 hereof.

          (b) At any time while the Certificates shall have become due and payable as provided in Section 7.02(b) or 7.02(c) hereof, the Owner Participant may, but shall be under no obligation to, direct the Owner Trustee to pay to the Indenture Trustee for distribution to the Holders in the manner provided for in
Section 5.01 hereof an amount equal to the sum of (i) amounts contemplated by paragraph "first" under Section 5.03, (ii) the aggregate unpaid principal amount
          -------
of all Outstanding Certificates, (iii) all accrued but unpaid interest thereon to the date of payment and (iv) all other amounts due thereunder, but without premium. The Owner Trustee shall give written notice of such payment to the Indenture Trustee, which notice, in order to be effective, shall state that it is irrevocable and shall designate a date not more than fourteen days thereafter as the payment date. The Owner Trustee may in such notice elect to treat such payment as a purchase of the Certificates by the Owner Participant. The Indenture Trustee shall promptly notify each Holder of an Outstanding Certificate of such payment. In the event of a redemption, (i) the Certificates shall cease to accrue interest after the later of (1) such payment by the Owner Trustee to the Indenture Trustee and (2) the Redemption Date; and (ii) after distribution of such payment to the Holders, the Indenture Trustee shall release the Indenture Estate from the Lien of this Indenture.

          (c) In the event of a redemption, from and after the payment by the Owner Trustee to the Indenture Trustee of the amount specified in Section 8.02(a) or 8.02(b), as the case may be, the Owner Trustee shall be entitled to exercise all remedies of the Indenture Trustee under Article VII hereof as well as of the Lessor under the Lease.

          (d)  If the Owner Trustee elects to purchase the Certificates under
Section 8.02(a) or (b) hereof, (i) nothing herein, including use of the terms "Redemption Amount", "Redemption Price" and "Redemption Date" shall be deemed to result in a redemption of the Certificates so purchased and (ii) no Holder shall be liable to the Owner Trustee or Owner Participant as a result of such purchase except to the extent such Holder would have been liable if such purchase had been a redemption.

     SECTION 8.03.  Certain Rights of Owner Participant.  If the Lessee shall
                    -----------------------------------
fail to make any payment of Basic Rent under the Lease within ten Business Days after the same shall become due, and if such failure of the Lessee to make such payment of Basic Rent shall not constitute the fourth or subsequent consecutive such failure or the seventh or subsequent cumulative such failure, then as long as no Indenture Event of Default (other than arising from such failure to pay Basic Rent or any other Lease Event of Default) shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of a period of 15 days after the expiration of ten Business Days after notice from the Indenture Trustee to the Owner Trustee of such failure of Lessee to make payment of Basic Rent (the "15-Day Period") (prior to the expiration of which 15-Day Period the Indenture Trustee shall not declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such
Section 15 or Article VII hereof based solely on such failure to pay Basic
Rent), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose solely from such failure of the Lessee to make a payment of Basic Rent (including the failure of Lessee to pay such interest in respect of the delayed payment of Basic Rent from and after the date the cure payment is made) (but such cure shall not relieve the Lessee of any of its obligations). If the Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under the Lease, and if (but only if) the performance or observance thereof can be effected by the payment of money alone (it being understood that actions such as the obtaining of insurance and the procurement of maintenance services can be so effected), then as long as no other Indenture Event of Default shall have occurred and be continuing (other than arising solely from such failure by the Lessee which is being cured hereunder or from any other Lease Event of Default), the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee (or to such other person as may be entitled to receive the same), at any time prior to the expiration of a period of 15 days after (i) in the case of a Lease Event of Default the grace period for which was commenced by notice from the Holders or the Indenture Trustee, receipt by the Owner Trustee or the Owner Participant of notice of such Lease Event of Default, and (ii) in the case of any other Lease Event of Default, the expiration of the grace period, if any, provided with respect to such failure on the part of the Lessee in Section 14 of the Lease (prior to the expiration of which 15-day period or, in the case of a Recently Cured Default (as defined below), a five Business Day period in lieu thereof, the Indenture Trustee shall not declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or Article VII hereof based solely on such failure by the Lessee), all sums necessary to effect the performance or observance of such covenant or agreement of the Lessee, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose solely from such failure of the Lessee (but such cure shall not relieve the Lessee of any of its obligations); provided, however, that if the Owner Trustee or the Owner Participant cures a
------------------
Lease Default or Lease Event of Default under Section 14(d) or 14(i) of the Lease at any time prior to the earliest of any of a termination of the Lease, a payment to the Indenture Trustee of any amount in excess of the amount then overdue with respect to the Certificates (other than as a result of acceleration) and a sale of any part of the Indenture Estate pursuant to Article VII hereof, then upon such cure, if no other Indenture Event of Default shall be continuing, any acceleration of the Certificates pursuant to Section 7.02(b) or
(c) hereof based solely on such cured Lease Default or Lease Event of Default shall be automatically rescinded; provided, further, that the Indenture Trustee agrees that it shall give the Owner Trustee and the Owner Participant not less than 10 days notice prior to termination of the Lease following acceleration where the immediately preceding proviso would otherwise be in effect. Upon any payment of Basic Rent by the Owner Participant or the Owner Trustee in accordance with the first sentence of this Section 8.03, or upon any payment of any other sums by the Owner Participant or the Owner Trustee in accordance with the second sentence of this Section 8.03, the Owner Participant or the Owner Trustee shall, to the extent of their respective payments, be subrogated, in the case of any such payment in accordance with such first sentence, to the rights of the Indenture Trustee, as assignee hereunder of the Owner Trustee, or, in the case of any such payment in accordance with such second sentence, to the rights of the Indenture Trustee or such other person, as the case may be, which actually received such payment, to receive such payment of Basic Rent or such other payment, as the case may be (and any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment upon its receipt by the Indenture Trustee or such other person, as aforesaid (but in each case only after all amounts of principal of, premium, if any, and interest at the time due and payable on, or with respect to, the Certificates, together with interest thereon on account of the delayed payment thereof shall have been paid in full); provided that neither the Owner Participant nor the Owner Trustee
               --------
shall attempt to recover any such amount paid by it on behalf of the Lessee pursuant to this Section 8.03 except (i) by demanding of the Lessee payment of such amount, (ii) by commencing an action against the Lessee to require the payment of such amount pursuant to Section 15(e), but only said Section 15(e), of the Lease or (iii) by realizing on a security interest in assets of the Lessee (the fair market value of the security interest in such assets not to exceed 110% of the amount so paid) to secure Lessee's reimbursement obligation of such payment or by commencing an action at law and obtaining and enforcing a judgment against the Lessee for the payment of such amount; and provided further that at no time
                                           ----------------
while an Indenture Event of Default shall have occurred and be continuing shall any such demand be made or shall any such action be commenced (or continued) or any collateral security taken be realized upon, and any amounts nevertheless received by the Owner Trustee or Owner Participant in respect thereof shall be held in trust for the benefit of, and promptly paid to, the Indenture Trustee for distribution as provided in Section 5.03 hereof. A "Recently Cured Failure" means any failure by the Lessee which constitutes a Lease Event of Default under
Section 14(d) or 14(i) of the Lease if (i) within the preceding 12 month period there shall have occurred a Lease Event of Default under the same Section of the Lease and (ii) such Lease Event of Default referred to in clause (i) was cured by the Owner Participant or the Owner Trustee later than during the 15-Day period (or 5 Business Day period, as the case may be) after such failure became a Lease Event of Default, which cure has lapsed without the Lessee then performing its obligation to which the cured failure related.


                                  ARTICLE IX

                       CONCERNING THE INDENTURE TRUSTEE

     SECTION 9.01.  Acceptance of Trusts.  The Indenture Trustee hereby accepts
                    --------------------
the trusts imposed upon it by this Indenture, and covenants and agrees to perform the same as expressed herein and agrees to receive and disburse all moneys constituting part of the Indenture Estate in accordance with the terms hereof.

     SECTION 9.02.  Duties and Responsibilities of the Indenture Trustee; During
                    ------------------------------------------------------------
an Indenture Default; Prior to an Indenture Default.  (a) The Indenture Trustee,
---------------------------------------------------
prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Indenture Event of Default has occurred (which has not been cured or waived) the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred:

               (x) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (y) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Indenture Trustee shall not be liable with respect to any action taken or not taken by it in good faith in accordance with the direction of a Majority in Interest of Certificate Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Indenture Trustee shall have determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     The Indenture Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Indenture Estate as may be specified from time to time in written instructions of the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed); provided that,
           --------
notwithstanding the foregoing, the Indenture Trustee may execute and file or cause to be filed any financing statement which it from time to time deems appropriate.

     (b) If any Lease Event of Default shall have occurred and be continuing and Section 8.03 hereof shall either not apply or shall have ceased to apply with respect thereto, on request of the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates and subject to indemnification, to the extent provided in Sections 7.08 and 9.03 and Article XI hereof, as it may require against the costs, expenses and liabilities to be incurred, the Indenture Trustee shall exercise such remedies under Section 15 of the Lease as shall be specified in such request.

     (c) The Indenture Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article XI hereof) promptly take such action as may be necessary to duly discharge all Liens on any part of the Indenture Estate which result from claims against it in its individual capacity not related to the administration of the Indenture Estate or any other transaction pursuant to this Indenture or any document included in the Indenture Estate.

     (d) The Indenture Trustee will execute and deliver to the Lessee for filing in accordance with Section 18 of the Lease any properly presented document, instrument or financing or continuation statement specified in any opinion delivered pursuant to Section 12 of the Participation Agreement. The Indenture Trustee may rely on the act of presentation of any such document, instrument, financing or continuation statement as evidencing the fact that it is properly prepared and presented, provided that the Indenture Trustee shall
                                    --------
promptly correct any error in any such document, instrument, financing or continuation statement of which a Responsible Officer of the Indenture Trustee has actual knowledge.

     SECTION 9.03.  Certain Rights of the Indenture Trustee.  Subject to Section
                    ---------------------------------------
9.02:

          (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Owner Trustee mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed) upon which the Indenture Trustee may rely to prove or establish a matter set forth therein;

          (c) the Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Indenture Trustee shall not be liable for any action taken or omitted by it without gross negligence and in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Indenture Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by a Majority in Interest of Certificate Holders; provided that, if the payment within a reasonable time
                          --------
     to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Owner Trustee or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Owner Trustee upon demand; and

          (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

     SECTION 9.04.  Indenture Trustee Not Responsible for Recitals, Disposition
                    -----------------------------------------------------------
of Certificates or Application of Proceeds
------------------------------------------

Thereof.  The Indenture Trustee assumes no responsibility for the correctness of
-------
the recitals contained herein and in the Certificates, except the Indenture Trustee's certificates of authentication. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Certificates. The Indenture Trustee shall not be accountable for the use or application by the Owner Trustee of any of the Certificates or of the proceeds thereof.

     SECTION 9.05.  Indenture Trustee and Agents May Hold Certificates;
                    ---------------------------------------------------
Collections, etc.  The Indenture Trustee or any agent of the Owner Trustee or
-----------------
the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not the Indenture Trustee or such agent and may otherwise deal with the Owner Trustee and receive, collect, hold and retain collections from the Owner Trustee with the same rights it would have if it were not the Indenture Trustee or such agent.

     SECTION 9.06.  Moneys Held by Indenture Trustee.  Subject to Sections 5.08
                    --------------------------------
and 14.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Owner Trustee nor, subject to Section 5.08, the Indenture Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

     SECTION 9.07.  Right of Indenture Trustee to Rely on Officers' Certificate,
                    ------------------------------------------------------------
etc.  Subject to Sections 9.02 and 9.03, whenever in the administration of the
----
trusts of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be specifically prescribed herein) may, in the absence of bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Indenture Trustee, and such certificate, in the absence of bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 9.08.  Replacement Airframes and Replacement Engines.  At any time
                    ---------------------------------------------
and from time to time any Airframe or Engine which has been subject to an Event of Loss (or is treated as such pursuant to Section 9(b) of the Lease) and may, or is required to, be replaced under Section 9(b), 10(a) or 10(b) of the Lease by a Replacement Airframe or Replacement Engine, as the case may be, shall be replaced in accordance with the provisions of this Section 9.08 and the provisions of said Sections of the Lease, and the Owner Trustee shall, from time to time, direct the Indenture Trustee to execute and deliver to or as directed in writing by the

Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid without recourse or warranty, but only upon receipt by or deposit with the Indenture Trustee of the following:

          (1) A written request from the Owner Trustee requesting such release and specifically describing the Airframe and/or Engine(s) to be so released.

          (2) A certificate signed by a duly authorized officer of the Lessee stating the following:

          A.   With respect to the replacement of any Airframe:

               (i) a description of the Airframe including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

              (ii) a description of the Replacement Airframe, including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

             (iii) that on the date of the Trust Agreement and Trust Indenture Supplement relating to the Replacement Airframe the Owner Trustee will be the legal owner of such Replacement Airframe free and clear of all Liens except Permitted Liens, that such Replacement Airframe will on such date be in at least as good operating condition and repair as required by the terms of the Lease, and that such Replacement Airframe has been or, substantially concurrently with such replacement, will be duly registered in the name of the Owner Trustee under the Act or under the law then applicable to the registration of the Airframe and that an airworthiness certificate has been duly issued under the Act (or such other applicable law) with respect to such Replacement Airframe and that such registration and certificate is, or will be, in full force and effect, and that the Lessee will have the full right and authority to use such Replacement Airframe;

              (iv) that the insurance required by Section 11 of the Lease is in full force and effect with respect to such Replacement Airframe and all premiums then due thereon have been paid in full;

               (v) that the replacement Airframe is of the same or an improved make or model as the Airframe requested to be released from this Indenture;

              (vi) that the value and useful life of the Replacement Airframe as of the date of such certificate is not less than the value and useful life of the Airframe requested to be released (assuming such Airframe was in the condition and repair required to be maintained under the Lease);

             (vii) that no Lease Event of Default, Lease Payment Default or Lease Bankruptcy Default has occurred and is continuing or would result from the making and granting of the request for release and the addition of a Replacement Airframe;

            (viii) that the release of the Airframe subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

              (ix) that upon such replacement, the Lien of this Indenture will apply to the Replacement Airframe and will constitute a first perfected Lien thereon; and

               (x) that each of the conditions specified in Section 10 of the Lease with respect to such Replacement Airframe has been satisfied.

          B.   With respect to the replacement of any Engine:

               (i) a description of the Engine including the manufacturer's serial number;

              (ii) a description of the Replacement Engine including the manufacturer's name, the engine model and serial number;

             (iii) that on the date of the Trust Agreement and Trust Indenture Supplement relating to the Replacement Engine the Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except Permitted Liens, and that such Replacement Engine will on such date be in at least as good operating condition and repair as required by the terms of the Lease;

              (iv) that the value of the Replacement Engine as of the date of such certificate is not less than the value of the Engine to be released (assuming such Engine was in the condition and repair required to be maintained under the Lease);

               (v) that the release of the Engine subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

              (vi) that upon such replacement, the Lien of this Indenture will apply to the Replacement Engine and will constitute a first perfected Lien thereon; and

             (vii) that each of the conditions specified in Section 10 of the Lease with respect to such Replacement Engine has been satisfied.

          (3) The appropriate instruments (i) transferring to the Owner Trustee title to the Replacement Airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and (ii) assigning to the Owner Trustee the benefit of all manufacturer's and vendor's warranties, if any, generally available with respect to such Replacement Airframe or Replacement Engine, and a Trust Agreement and Trust Indenture Supplement subjecting such Replacement Airframe or Replacement Engine to the Trust Agreement and to the Lien of this Indenture.

          (4) A certificate from a firm of independent aircraft appraisers of national standing satisfactory to the Indenture Trustee and the Owner Trustee confirming the accuracy of the information set forth in clause (2)A.(vi) of this
Section 9.08.

          (5) The opinion of Messrs. King & Spalding, special counsel to the Lessee, or other counsel reasonably satisfactory to the Indenture Trustee, stating that:

          (i) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be properly released from the Lien of this Indenture and all conditions precedent herein provided for relating to such release have been complied with; and

         (ii) the Replacement Airframe or Replacement Engine has been validly subjected to the Lien of this Indenture and covered by the Lease, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lease and to the Lien of this Indenture, as the case may be, have been duly filed for recordation pursuant to the Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the title of the Owner Trustee to and the Lien of this Indenture on such Replacement Airframe or Replacement Engine.

     SECTION 9.09.  Trust Agreement and Trust Indenture Supplements for
                    ---------------------------------------------------
Replacements.  In the event of the substitution of a Replacement Airframe
------------
or a Replacement Engine as contemplated by Section 10 of the Lease, the Owner Trustee and the Indenture Trustee agree for the benefit of the Holders and the Lessee, subject to fulfillment of the conditions precedent and compliance by the Lessee with its obligations set forth in Section 9(b) or 10 of the Lease, to execute and deliver a Trust Agreement and Trust Indenture Supplement as contemplated by Section 9.08(3) hereof and, provided no Lease Event of Default shall have occurred and be continuing, execute and deliver to the Lessee an appropriate instrument releasing the Airframe or Engine being replaced from the Lien of this Indenture.

     SECTION 9.10.  Effect of Replacement.  In the event of the substitution of
                    ---------------------
 a Replacement Airframe or a Replacement Engine as contemplated by Section 9(b) or 10 of the Lease and Section 9.08 hereof, all provisions of this Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced.

     SECTION 9.11.  Compensation.  The Owner Trustee covenants and
                    ------------
agrees to pay, and the Indenture Trustee shall be entitled to receive, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of the Indenture Estate and shall have a priority claim on the Indenture Estate for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Lessee on behalf of the Owner Trustee as Supplemental Rent, and shall have the right to use or apply any moneys held by it hereunder in the Indenture Estate toward such payments; provided that, so long as the Lease is in effect, the
                      --------
Indenture Trustee shall not make any claim for payment under this Section 9.11 against the Owner Trustee without first making demand on the Lessee for payment of such claim unless stayed from so doing in a bankruptcy proceeding. The Indenture Trustee agrees that it shall have no right against any Holder, the Trust Company, in its individual capacity, or the Owner Participant for any fee as compensation for its services as trustee under this Indenture.


                                   ARTICLE X

                            CONCERNING THE HOLDERS

     SECTION 10.01.  Evidence of Action Taken by Holders.  (a) Any
                     -----------------------------------
request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, if expressly required herein, to the Owner

Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 9.02 and 9.03) conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Article.

          (b) For the purpose of determining the Holders entitled to vote or consent to any direction, waiver or other action of such Holders under Section
7.11 or 7.12, the Indenture Trustee may set a record date for such vote or consent. Such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

     SECTION 10.02.  Proof of Execution of Instruments and of Holding of
                     ---------------------------------------------------
Certificates.  Subject to Sections 9.02 and 9.03, the execution of any
------------
instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture Trustee. The holding of Certificates shall be proved by the Register or by a certificate of the Registrar.

     SECTION 10.03.  Holders to Be Treated as Owners.  Prior to due presentment
                     -------------------------------
for registration of transfer of any Certificate, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee may deem and treat the Person in whose name such Certificate shall be registered upon the Register as the absolute owner of such Certificate (whether or not such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Certificate and for all other purposes; and neither the Owner Trustee nor the Indenture Trustee (nor any agent of the Owner Trustee or the Indenture Trustee) nor the Paying Agent, if any, nor the Registrar nor the Lessee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Certificate.

     SECTION 10.04.  Certificates Owned by Owner Trustee and the Lessee Deemed
                     ---------------------------------------------------------
Not Outstanding.  In determining whether the Holders of the requisite aggregate
----------------
principal amount of Certificates have concurred in any direction, consent or waiver under this Indenture, Certificates which are owned by the Owner Trustee, the Owner Participant, the Lessee or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant or the Lessee shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided
                                                                        --------
that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Indenture Trustee has actual knowledge that certain Certificates are so owned shall such Certificates be so disregarded; and provided further that if all Certificates which would be
                                -------
deemed Outstanding in the absence of the foregoing provision are owned by the Owner Trustee, the Owner Participant or the Lessee or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant or the Lessee, then such Certificates shall be deemed Outstanding for the purpose of any such determination. Certificates so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Owner Trustee, the Owner Participant or the Lessee or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee or the Lessee. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice. Upon request of the Indenture Trustee, the Owner Trustee, the Owner Participant and the Lessee shall furnish to the Indenture Trustee promptly an Officers' Certificate listing and identifying all Certificates, if any, known by the Owner Trustee, the Owner Participant or the Lessee to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 9.02 and 9.03, the Indenture Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts set forth therein and of the fact that all Certificates not listed therein are outstanding for the purpose of any such determination.

     SECTION 10.05.  Right of Revocation of Action Taken.  At any time prior
                     -----------------------------------
to (but not after) the evidencing to the Indenture Trustee, as provided in
Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Certificates specified in this Indenture in connection with such action, any Holder of a Certificate, the serial number of which is shown by the evidence to be included among the serial numbers of the Certificates the Holders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Certificate. Except as aforesaid, any such action taken by the Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Certificate and of any Certificates issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Certificate or otherwise. Any action taken by the Holders of the percentage in aggregate principal amount of the Certificates specified in this Indenture in connection with such action shall be conclusively binding upon the Owner Trustee, the Indenture Trustee and the Holders of all the Certificates.

     SECTION 10.06.  ERISA Plan Prohibition.  No employee benefit plan subject
                     ----------------------
to Title I of the Employee Retirement Income Security

Act of 1974, as amended ("ERISA"), or individual retirement account or employee benefit plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, (hereinafter collectively referred to as an "ERISA Plan") may acquire or hold any of the Certificates. The purchase by any person of any Certificate constitutes a representation by such person to the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee that such person is not an ERISA Plan and that such person is not acquiring, and has not acquired, such Certificate with assets of an ERISA Plan.


                                  ARTICLE XI

                         INDEMNIFICATION OF INDENTURE
                           TRUSTEE BY OWNER TRUSTEE

     The Owner Trustee, not individually but solely in its capacity as Owner Trustee under the Trust Agreement, hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustee, in its individual capacity, and its successors, assigns, agents and servants solely from the Trust Estate, with respect to the claims of the Indenture Trustee for payment or reimbursement under Section 9.11 hereof and from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Indenture Trustee on or measured by any compensation received by the Indenture Trustee for its services under this Indenture), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indenture Trustee in its individual capacity (whether or not also agreed to be indemnified against by any other person under any other document) in any way relating to or arising out of this Indenture, or any other Indenture Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, design, purchase, acceptance, nonacceptance, rejection, ownership, registration, re-registration, delivery, redelivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Indenture Estate or the action or inaction of the Indenture Trustee hereunder, except only
(i) in the case of willful misconduct or gross negligence of the Indenture Trustee in the performance of its duties hereunder, (ii) as may result from the inaccuracy of any representation or warranty of the Indenture Trustee in the Participation Agreement, (iii) as otherwise provided in Section 9.02(c) hereof or (iv) as otherwise excluded by the terms of Section 6(b) or 6(c) of the Participation Agreement from the Lessee's general indemnity to the Indenture Trustee under said

Section; provided that so long as the Lease is in effect, the Indenture Trustee
         --------
shall not make any claim under this Article XI for any claim or expense indemnified by the Lessee under the Participation Agreement without first making demand on the Lessee for payment of such claim or expense unless the Indenture Trustee is enjoined or is otherwise prevented by law from making such demand. The Indenture Trustee in its individual capacity shall be entitled to indemnification, from the Indenture Estate, for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Article XI to the extent not reimbursed by the Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Indenture Trustee shall have a prior Lien on the Indenture Estate. The indemnities contained in this Article XI shall survive the termination of this Indenture and the resignation or removal of the Indenture Trustee. Upon payment in full by the Owner Trustee of any indemnity pursuant to this Article XI, the Owner Trustee shall be subrogated to the rights of the Indenture Trustee, if any, in respect of the matter as to which the indemnity was paid.


                                  ARTICLE XII

                              SUCCESSOR TRUSTEES

     SECTION 12.01.  Notice of Successor Owner Trustee.  In the case of any
                     ---------------------------------
appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee.

     SECTION 12.02.  Resignation and Removal of Indenture Trustee; Appointment
                     ---------------------------------------------------------
of Successor.  (a) The Indenture Trustee or any successor thereto may resign at
------------
any time without cause by giving at least 30 days' prior written notice to the Owner Trustee, the Owner Participant, the Lessee and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, a Majority in Interest of Certificate Holders, or the Owner Trustee, with the consent of the Lessee (so long as no Lease Default is then continuing) and a Majority in Interest of Certificate Holders, may at any time remove the Inde nture Trusteewithout cause by an instrument in writing delivered to the Lessee, the Owner Trustee, the Owner Participant, and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, a Majority in Interest of Certificate Holders, or the Owner Trustee, with the consent of the Lessee (so long as no Lease Default is then continuing) and a Majority in Interest of Certificate Holders may appoint a successor Indenture Trustee by an instrument signed by such Holders. If a successor Indenture Trustee shall not have been appointed within 90 days after such notice of resignation or removal, the Indenture Trustee, the Owner Trustee, the Lessee, the Owner Participant, or any Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above within one year from the date of the appointment by such court.

          (b)  In case at any time any of the following shall occur:


               (i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 12.03 and shall fail to resign after written request therefor by the Owner Trustee or by any such Holder; or

              (ii) the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Owner Trustee may remove the Indenture Trustee and, with the consent of the Lessee (so long as no Lease Default is then continuing), appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Owner Trustee, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.04. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above within one year from the date of appointment by such court.

              SECTION 12.03.  Persons Eligible for Appointment as Indenture
                              ---------------------------------------------
Trustee.  There shall at all times be an Indenture Trustee
-------
hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000, or a direct or indirect subsidiary of such a corporation, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 in either case the obligations of which under the Operative Documents are fully and unconditionally guaranteed by a corporation organized and existing under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus of at least $75,000,000, if there is such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable and customary terms. Such corporate trustee shall be a citizen of the United States as defined in Section 101(16) of the Act, and shall be authorized under such laws to exercise corporate trust powers and shall be subject to supervision of examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in
Section 12.02.

     SECTION 12.04.  Acceptance of Appointment by Successor Trustee.  Any
                     ----------------------------------------------
successor trustee appointed as provided in Section 12.02 shall execute and deliver to the Owner Trustee, the Lessee, and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Owner Trustee or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 14.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Owner Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Article XI.

     No successor trustee shall accept appointment as provided in this Section
12.04 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.03.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 12.04, the successor trustee shall mail notice thereof by first-class mail to the Holders at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Lessee and the Owner Trustee. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 12.02.

     SECTION 12.05.  Merger, Conversion, Consolidation or Succession to Business
                     -----------------------------------------------------------
of Indenture Trustee.  Any corporation into which the Indenture Trustee may be
--------------------
merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor to the Indenture Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of
Section 12.03, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Certificates shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Certificates so authenticated; and, in case at that time any of the Certificates shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Certificates either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Certificates or in this Indenture provided that the certificate of the Indenture Trustee shall have; provided, that the right to adopt the certificate of
                    ---------
authentication of any predecessor Indenture Trustee or to authenticate Certificates in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 12.06.  Appointment of Separate Trustees.  (a) At any time or
                     --------------------------------
times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Indenture Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Indenture Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

     (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Owner Trustee, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Indenture Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustee jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Indenture Estate and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

          (c) All provisions of this Indenture which are for the benefit of the Indenture Trustee (including without limitation Article XI hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 12.06.

          (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Indenture Trustee;

              (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

             (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and

              (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Indenture Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

          (e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

          (f) Notwithstanding any other provision of this Section 12.06, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.


                                 ARTICLE XIII

                      SUPPLEMENTS AND AMENDMENTS TO THIS
                         INDENTURE AND OTHER DOCUMENTS

     SECTION 13.01.  Supplemental Indentures Without Consent of Holders.  The
                     --------------------------------------------------
Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee (without the consent of any

Holder) may enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture Trustee as security for the Certificates;

          (b) to evidence the succession of another corporation to the Owner Trustee or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Owner Trustee herein and in the Certificates;

          (c) to add to the covenants of the Owner Trustee such further covenants, restrictions, conditions or provisions as consented to by the Owner Participant and as they and the Indenture Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Indenture Event of Default permitting the enforcement of all or any of the several remedies provided herein; provided, that in respect of any such additional covenant,
             --------
     restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Indenture Event of Default or may limit the remedies available to the Indenture Trustee upon such an Indenture Event of Default or may limit the right of the Holders of not less than a majority in aggregate principal amount of the Certificates to waive such an Indenture Event of Default;

          (d) to surrender any rights or power conferred herein upon the Owner Trustee or the Owner Participant;

          (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Owner Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders;

          (f) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject Replacement Airframes or Replacement Engines to the Lien of this Indenture in accordance with the provisions hereof or with the Lease or to release from the Lien of this Indenture property that has been substituted on or removed from the Aircraft as contemplated in Section 3.07 hereof; provided that supplements to this Indenture entered into for the purpose of
     --------
     subjecting Replacement Airframes or Replacement Engines to the Lien of this Indenture need only be executed by the Owner Trustee and the Indenture Trustee;

          (g) to effect the re-registration of the Aircraft pursuant to Section 19 of the Participation Agreement; and

          (h) to add, eliminate or change any provision hereunder so long as such action shall not adversely affect the interests of the Holders.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, whether in its trust or individual capacity.

     SECTION 13.02.  Supplemental Indentures With Consent of Holders.  With the
                     -----------------------------------------------
consent (evidenced as provided in Article X) of a Majority in Interest of Certificate Holders, the Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the
                                      -----------------
consent of each Holder, no such amendment of or supplement to this Indenture or any indenture supplemental hereto, or modification of the terms of, or consent under, any thereof, shall (a) modify any of the provisions of Section 7.11 or this Section 13.02, (b) reduce the amount or extend the time of payment of any amount owing or payable under any Certificate or reduce the interest payable on any Certificate (except that only the consent of the Holder shall be required for any decrease in any amounts of or the rate of interest payable on such Certificate or any extension for the time of payment of any amount payable under such Certificate), or alter or modify the provisions of Article V hereof with respect to the order of priorities in which distributions thereunder shall be made as between the Holder and the Owner Trustee or the Owner Participant or with respect to the amount or time of payment of any such distribution, or alter or modify the circumstances under which a premium shall be payable, or alter the currency in which any amount payable under any Certificate is to be paid, or impair the right of any Holder to commence legal proceedings to enforce a right to receive payment hereunder, (c) reduce, modify or amend any indemnities in favor of any Holder or in favor of or to be paid by the Owner Trustee (except as consented to by each Person adversely affected thereby), or
(d) create or permit the creation of any Lien on the Indenture Estate or any part thereof prior to or pari passu with the Lien of this Indenture, except as expressly permitted herein, or deprive any Holder of the benefit of the Lien of this Indenture on the Indenture Estate, except as provided in Section 7.02 hereof or in connection with the exercise of remedies under Article VII. This
Section 13.02 shall not apply to any indenture or indentures supplemental hereto permitted by, and complying with the terms of, Section 13.06 hereof.

     Upon the request of the Owner Trustee (at the direction of the Owner Participant) and upon the filing with the Indenture Trustee of evidence of the consent of Holders and other documents, if any, required by Section 10.01, the Indenture Trustee shall join with the Owner Trustee in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Owner Trustee and the Indenture Trustee of any supplemental indenture pursuant to the provisions of this Section, the Indenture Trustee shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the registry books of the Registrar, setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 13.03.  Effect of Supplemental Indenture.  Upon the execution of
                     --------------------------------
any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the Owner Trustee, the Lessee and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 13.04.  Documents to Be Given to Indenture Trustee.  The Indenture
                     ------------------------------------------
Trustee, subject to the provisions of Sections 9.02 and 9.03, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

     SECTION 13.05.  Notation on Certificates in Respect of Supplemental
                     ---------------------------------------------------
Indentures.  Certificates authenticated and delivered after the execution of any
----------
supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If the Owner Trustee or the Indenture Trustee shall so determine, new Certificates so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Owner Trustee, authenticated by the Indenture Trustee and delivered in exchange for the Outstanding Certificates.

     SECTION 13.06.  No Request Necessary for Lease Supplement or Trust
                     --------------------------------------------------
Agreement and Trust Indenture Supplement.  Notwithstanding anything contained in
----------------------------------------
Section 13.02 hereof, no written request or consent of the Indenture Trustee, any Holder or the Owner Participant pursuant to Section 13.02 hereof shall be required to enable the Owner Trustee to enter into any supplement to the Lease with the Lessee pursuant to the terms of the Lease to subject an Aircraft or other property thereto.

     SECTION 13.07.  Amendments, Waivers, etc. of Other Indenture Documents.
                     ------------------------------------------------------
(a) Without the consent of a Majority in Interest of Certificate Holders, the respective parties to the Participation Agreement, the Lease and the Trust Agreement may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection
                    -----------------
(b) of this Section 13.07 may be taken without the consent of any Holder.

          (b) The Participation Agreement, the Lease and the Trust Agreement may, at any time and from time to time, be amended or supplemented without the consent of any Holder:

               (i) to effect any modification, amendment, addition or deletion expressly provided for in the Lease, the Participation Agreement or the Trust Agreement (including, without limitation, Section 3 of the Lease but excluding any provisions describing the manner in which such Operative Document may be amended or modified);

              (ii) to effect any modification or amendment of, addition to or deletion from the Lease, the Participation Agreement or the Trust Agreement if, as reflected in an Opinion of Counsel pursuant to Section 13.07(d) to the party requesting such action addressed to the other parties to the applicable agreement, such modification, amendment, addition or deletion shall not adversely affect the interests of Holders; or

             (iii) for the purpose of adding any provisions to or changing in any matter or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease: Section 3(a) solely with respect to modifying the length of the Term of the Lease (except if the result thereof would be to shorten the Term of the Lease to a period shorter than the period ending with the date of Maturity of the Certificates) and Section 3(a) solely with respect to modifying Basic Rent (but only to the extent such Section relates to amounts payable (whether directly or pursuant to the Indenture) to Persons other than Holders and the Indenture Trustee),
     Section 3(d) (but only insofar as it relates to the address or account information of the Owner Trustee or the Indenture Trustee) (as to modifications to Sections 3(a) and 3(d), including as such Sections 3(a) and 3(d) may be amended pursuant to Section 3(c) of the Lease), Sections 5, 12 and 16 (but only in order to increase the Lessee's liabilities or change the Lessor's rights under such Sections in a manner that either enhances the Lessor's rights or does not otherwise adversely affect the rights of the Lessor or of the Holders), Sections 7, 8, 10, 18 and 19 (but only that additional requirements may be imposed under such Sections on the Lessee),
     Section 9 (but only that further restrictions may be imposed on the Lessee), Section 11 (but only (i) with respect to insurance maintained by Lessor or Owner Participant and (ii) that additional insurance requirements may be imposed on the Lessee), Section 13 (but only in the case of an assignment by the Lessor in circumstances where the Aircraft shall remain registrable under the Act), Section 14 (but only to impose additional or more stringent Lease Events of Default), Section 15 (but only to impose additional remedies) and any definition of terms used in the Lease (whether appearing in Section 1 or elsewhere in the Lease), but only to the extent that any modification of such definition is required by or would result in a modification of the Lease permitted pursuant to this subsection (b).

     The Indenture Trustee may, without the consent of any Holder, give any consent, waiver, authorization or approval under any Indenture Document, whether or not provided for therein, if, as reflected in an Opinion of Counsel referred to in Section 13.07(d), such consent, waiver, authorization or approval does not adversely affect the interests of Holders.

     The consent of the Indenture Trustee shall not be required for any amendment or supplement to the Lease necessary to adjust the percentages for Basic Rent, Stipulated Loss Value, Termination

Value or EBO Percentage pursuant to Section 3(c) of the Lease (as long as such amounts as adjusted comply with Section 3(c) of the Lease).

          (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease, whether effected pursuant to subsection (a) or pursuant to subsection (b) of this Section 13.07 and anything in such subsections or elsewhere in this Indenture to the contrary notwithstanding, shall, without the consent of the Holder of each Outstanding Certificate directly or indirectly affected thereby, reduce the amount of, or change the timing of payment of, any payment of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or the EBO Percentage, as the case may be, below the amount required to pay as and when due (i) all principal, premium (if any) and interest payable on the Certificates and (ii) any other amounts required to be paid pursuant thereto or hereto, at any time or from time to time.

          (d) Upon receipt of an Officers' Certificate and an Opinion of Counsel (which Opinion, in the case of the Lessee, shall be by counsel other than an employee of the Lessee unless the related modification, amendment, addition or deletion effects a change that relates solely to the period after there are no longer any Certificates Outstanding) from the Lessee or the Owner Trustee, the Indenture Trustee shall consent and evidence its consent to any action permitted by this Section 13.07 and the Indenture Trustee shall be fully protected in relying on such Officers' Certificate and Opinion of Counsel.


                                  ARTICLE XIV

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                               UNCLAIMED MONEYS

     SECTION 14.01.  Satisfaction and Discharge of Indenture; Termination of
                     -------------------------------------------------------
Indenture.  If at any time after (a) the Owner Trustee shall have paid or caused
---------
to be paid the principal of and interest and premium, if any, on all the Certificates outstanding hereunder, as and when the same shall have become due and payable, or (b) the Owner Trustee shall have delivered to the Indenture Trustee for cancellation all Certificates theretofore authenticated (other than any Certificates which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) or (c) (i) all such Certificates not theretofore delivered to the Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name and at the expense of the Owner Trustee, and (ii) the Owner Trustee shall have irrevocably deposited or caused to be deposited with the Indenture

Trustee as trust funds the entire amount in cash (other than moneys repaid by the Indenture Trustee or any paying agent to the Owner Trustee in accordance with Section 14.04) or Government Obligations maturing as to principal, premium, if any, and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity all such Certificates not theretofore delivered to the Indenture Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Owner Trustee shall also pay or cause to be paid all other sums then payable hereunder by the Owner Trustee, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, and the Owner Trustee's right of optional redemption pursuant to Section 6.02(B), (ii) substitution of mutilated, defaced, destroyed, lost or stolen Certificates, (iii) rights of Holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, indemnities and immunities of the Indenture Trustee hereunder and
(v) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of the Owner Trustee accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Owner Trustee, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Owner Trustee agrees to reimburse and indemnify the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Certificates.

     Upon (or at any time after) payment in full to the Indenture Trustee, as trust funds, of the principal of and interest on and premium, if any, and all other amounts due under all Certificates and provided that there shall then be
                                             --------
no other amounts due to the Holders and the Indenture Trustee hereunder or under the Participation Agreement or otherwise secured hereby, the Owner Trustee shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft from the Lien of this Indenture and releasing the Indenture Documents from the assignment thereof hereunder, and the Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Owner Trustee's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Trustee to give effect to such release; provided, however, that this
                                                  -----------------
Indenture and the trusts created hereby shall terminate earlier and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property forming a part of the Indenture Estate and the final distribution by the Indenture Trustee of all moneys or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

     SECTION 14.02.  Application by Indenture Trustee of Funds Deposited for
                     -------------------------------------------------------
Payment of Certificates.  Subject to Section 14.04, all moneys deposited with
-----------------------
the Indenture Trustee pursuant to Section 14.01 shall be held in trust and applied by it to the prompt payment, either directly or through any paying agent (including the Indenture Trustee acting as its own paying agent), to the Holders of the particular Certificates for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, interest and premium; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 14.03.  Repayment of Moneys Held by Paying Agent.  Upon the
                     ----------------------------------------
satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture, other than funds deposited under
Section 14.01(c)(ii) hereof to the extent not distributed to the Holders, shall, upon demand of the Owner Trustee, be repaid to it or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 14.04.  Transfer of Moneys Held by Indenture Trustee and Paying
                     -------------------------------------------------------
Agent Unclaimed for Two Years and Eleven Months.  Any moneys deposited with or
-----------------------------------------------
paid to the Indenture Trustee or any Paying Agent for the payment of the principal of or interest or premium on any Certificate and not applied but remaining unclaimed for two years and eleven months after the date upon which such principal, interest or premium shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Owner Trustee by the Indenture Trustee or such Paying Agent and the Holder of such Certificate, as a general unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Owner Trustee for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.


                                  ARTICLE XV

                                 MISCELLANEOUS

     SECTION 15.01.  Capacity in Which Acting.  Each of Trust
                     ------------------------
Company (or its permitted successors or assigns) and the Indenture Trustee acts hereunder not in its individual capacity but solely as trustee except as expressly provided herein and in the other Operative Documents, and, in the case of Trust Company (or its permitted successors or assigns), in the Trust Agreement.

     SECTION 15.02.  No Legal Title to Indenture Estate in Holders.  No Holder
                     ---------------------------------------------
shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Certificate or other right, title and interest of any Holder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

     SECTION 15.03.  Sale of Indenture Estate by Indenture Trustee is Binding.
                     --------------------------------------------------------
Any sale or other conveyance of all or any part of the Indenture Estate by the Indenture Trustee made pursuant to the terms of this Indenture or of the Lease shall bind the Lessee, the Owner Trustee, the Holders and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such Holders therein and thereto. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

     SECTION 15.04.  Indenture for Benefit of Owner Trustee, Indenture Trustee,
                     ---------------------------------------------------------
Owner Participant and Holders.  Nothing in this Indenture, whether express or
-----------------------------
implied, shall be construed to give to any person other than the Trust Company, the Owner Trustee, the Lessee, the Indenture Trustee, as trustee and in its individual capacity, the Owner Participant, and the Holders any legal or equitable right, remedy or claim under or in respect of this Indenture.

     SECTION 15.05.  No Action Contrary to the Lessee's Rights Under the Lease.
                     ---------------------------------------------------------
Notwithstanding any of the provisions of this Indenture or the Trust Agreement to the contrary, so long as no Lease Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee will take any affirmative acts contrary to the terms of the Lease that interfere with the peaceful and quiet possession and enjoyment of the Aircraft by the Lessee.

     SECTION 15.06.  Notices.  Unless otherwise expressly specified or permitted
                     -------
by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, sent by express delivery service, postage prepaid, or by confirmed telex or telecopy, and (i) if to the Owner Trustee, addressed to it at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (telecopier (302) 651-8882) (with a copy to the Owner Participant at the address provided for notice pursuant to Section 15(b) of the Participation Agreement), (ii) if to the Indenture Trustee, addressed to it at its office at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust -

Corporate Finance Group (telecopier (212) 815-5915), with a copy to it c/o BNY Business Center Inc., 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338, Attention: Corporate Trust Lease Administration (telecopier (707) 698-
5195), (iii) if to the Owner Participant or the Lessee, addressed to such party at such address as such party shall have furnished by notice to the Owner Trustee and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Annex II of the Participation Agreement or (iv) if to the Pass Through Trustee, to the address set forth on Annex II of the Participation Agreement with a copy to the Indenture Trustee at the address set out in clause (ii) above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular express delivery service, it shall be impracticable to send notice to the Owner Trustee by express delivery service and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 15.07.  Officers' Certificates and Opinions of Counsel; Statements
                     ----------------------------------------------------------
to Be Contained Therein.  Upon any application or demand by the Lessee or the
-----------------------
Owner Trustee to the Indenture Trustee to take any action under any of the provisions of this Indenture, the Lessee or the Owner Trustee, as the case may be, shall furnish to the Indenture Trustee upon request (i) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Indenture, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Any certificate, statement or opinion of an officer of the Owner Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Lessee or the Owner Trustee, upon the certificate, statement or opinion of or representations by an officer or officers of the Lessee or the Owner Trustee, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Lessee or the Owner Trustee or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Lessee or the Owner Trustee, as the case may be, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

     SECTION 15.08.  Severability.  Any provision of this Indenture which is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 15.09.  No Oral Modifications or Continuing Waivers.  No terms or
                     -------------------------------------------
provisions of this Indenture or the Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Certificate shall be effective only in the specific instance and for the specific purpose given.

     SECTION 15.10.  Successors and Assigns.  All covenants and agreements
                     ----------------------
contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder. This Indenture and the Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby and thereby.

     SECTION 15.11.  Headings.  The headings of the various Articles and
                     --------
Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 15.12.  Normal Commercial Relations.  Anything contained in this
                     ---------------------------
Indenture to the contrary notwithstanding, the Owner Participant, the Trust Company, the Indenture Trustee and any Holder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Lessee fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

     SECTION 15.13.  Governing Law; Counterpart Form.  THIS INDENTURE AND EACH
                     -------------------------------
CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Indenture has been made and delivered in the city of New York, and this Indenture having become effective only upon such execution and delivery.



                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity, except as
                                       otherwise expressly provided herein,
                                       but solely as Owner Trustee


                                       By:_____________________________
                                          Title:




                                       THE BANK OF NEW YORK, not in its
                                       individual capacity, except as
                                       otherwise expressly provided herein,
                                       but solely as Indenture Trustee



                                       By:_________________________
                                          Title:

                                                 Exhibit A to Trust
                                                 Indenture and Security
                                                 Agreement (Delta 1994-1)








                             [Intentionally Left Blank]

                                                 Exhibit B to Trust
                                                 Indenture and Security
                                                 Agreement (Delta 1994-1)


                            [Form of Face of Certificate]

                   THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD
                  OR OFFERED FOR SALE IN CONTRAVENTION OF SAID ACT




No.________                                                 $___________________


                  EQUIPMENT TRUST CERTIFICATE (DELTA 1994-1)

                           WILMINGTON TRUST COMPANY,
                        not in its individual capacity
                                 but solely as
                      OWNER TRUSTEE UNDER TRUST AGREEMENT
                                (DELTA 1994-1)
                          DATED AS OF APRIL 1, 1994,
                  AS AMENDED AND RESTATED AS OF MARCH 1, 1996





Interest Rate                             Maturity
-------------                             --------








     Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement (Delta 1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996, between the Owner Participant named therein and Wilmington Trust Company (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), hereby promises to pay to ______________ or registered assigns, the principal sum of __________ Dollars, payable as set forth on the reverse hereof for the Maturity specified above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the principal outstanding from time to time, semiannually on each __________ and ____________, on said principal sum in like coin or currency at the rate per annum set forth above from the ________ or the ____________ as the case may be, next preceding the date of this Certificate to which interest on the Certificates has been paid or duly provided for, unless the date hereof is a date to which interest on the Certificates has been paid or duly provided for, in which case from the date of this Certificate. Notwithstanding the foregoing, if the date hereof is after any __________ or ____________ and before the following __________ or __________, as the case may be, this Certificate shall bear interest from such ________ or ___________; provided that, if the Owner Trustee shall default in the payment of
             --------
interest due on such or ___________, then this Certificate shall bear interest from the next preceding __________ or to which interest on the Certificate has been paid or duly provided for. The interest so payable on any ___________ or _________ will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Certificate is registered at the close of business on the _________ or ___________ preceding such or __________ whether or not such day is a Business Day.

     Principal and interest and other amounts due hereunder shall be payable at the office or agency of The Bank of New York (the "Indenture Trustee"), for such purpose; provided that, at the option of the Indenture Trustee, interest may be
         --------
paid by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Register. If any amount payable under this Certificate, or under the Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without additional interest thereon for the period of such extension.

     NO EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR INDIVIDUAL RETIREMENT ACCOUNT OR EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (HEREINAFTER COLLECTIVELY REFERRED TO AS AN "ERISA PLAN"), MAY ACQUIRE OR HOLD ANY OF THE CERTIFICATES. THE ACQUIRING BY ANY PERSON OF ANY CERTIFICATE SHALL BE DEEMED TO CONSTITUTE A REPRESENTATION BY SUCH PERSON TO DELTA AIR LINES, INC. AS THE LESSEE, THE OWNER PARTICIPANT, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE OR THEIR RESPECTIVE SUCCESSORS, AS THE CASE MAY BE, THAT SUCH PERSON IS NOT AN ERISA PLAN AND THAT SUCH PERSON IS NOT ACQUIRING, AND HAS NOT ACQUIRED, SUCH CERTIFICATE WITH ASSETS OF AN ERISA PLAN.

     Wilmington Trust Company and The Bank of New York, are not acting individually hereunder, but solely as Owner Trustee and Indenture Trustee, respectively.

     Reference is made to the further provisions set forth on the reverse hereof. Such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Certificate shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized officers on the certificate below.

      IN WITNESS WHEREOF, the Owner Trustee has caused this
Equipment Trust Certificate (Delta 1994-1) to be duly executed in its corporate name by its officer thereunto duly authorized.



Dated:

                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as
                                       Owner Trustee



                                       By:___________________________
                                          Authorized Officer

             [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


              This is one of the Equipment Trust Certificates (Delta 1994-1) referred to in the within-mentioned Indenture.


         Dated:
                                       THE BANK OF NEW YORK, not in its
                                       individual capacity but solely as
                                       Indenture Trustee


                                       By:___________________________
                                          Authorized Signatory

                          [Form of Reverse of Certificate]


     This Certificate is one of a duly authorized issue of Certificates issued and to be issued under the Trust Indenture and Security Agreement (Delta 1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996 (herein as amended, supplemented or modified from time to time called the "Indenture"; terms defined in the Indenture are used herein with the same meanings) between the Owner Trustee and the Indenture Trustee, designated as Equipment Trust Certificates (Delta 1994-1) limited in aggregate outstanding principal amount to consisting of the following aggregate principal amounts of Certificates with the interest rates per annum and maturities shown:


                                  Principal
Maturity                           Amount                         Interest Rate
--------                          ---------                       -------------



     Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties conveyed, pledged and assigned thereby, the nature and extent of the security, the respective rights of the Owner Trustee, the Lessee, the Indenture Trustee and the Holders, and the terms upon which the Certificates are, and are to be, executed and delivered, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

     The principal amount of the Certificates is payable as follows. The Certificates with a Maturity of _____________ are subject to redemption in part, pro rata, commencing on ____________ and the Certificates with a Maturity of ___________________ are subject to redemption in part, pro rata, commencing on
______________ in each case through mandatory sinking fund redemptions providing for the redemption on the sinking fund redemption dates of the aggregate principal amounts set forth below, together with interest accrued thereon to the applicable sinking fund redemption date, but without premium. The mandatory sinking fund redemptions will retire, as of the respective Maturities, the full principal amount of the Certificates subject to mandatory redemption.

                                          Principal Amount
Sinking Fund                    Certificates                Certificates
Redemption Date               with a Maturity of         with a Maturity of
---------------               ------------------         ------------------

                                 _____________              _____________

     Total                       _____________              _____________


     All payments of principal, premium (if any) and interest and other amounts to be made to the Holder hereof by or at the behest of the Owner Trustee hereunder or under the Indenture shall be made only from the income and proceeds from the Trust Estate to the extent included in the Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Indenture Estate to enable the Indenture Trustee to make such distributions in accordance with the terms of the Indenture; provided that under the Lease, the Lessee is obligated to pay or
           --------
cause to be paid, to the extent such payments are not required to be made from the assets subject to the Lien of this Indenture or the income and proceeds received by the Indenture Trustee therefrom, any net loss arising from the investment of funds held by the Indenture Trustee which but for a Payment Default or Lease Event of Default would be payable to Lessee, and each Holder hereof, by its acceptance of this Certificate, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Holder hereof as provided above and that none of the Owner Participant, Wilmington Trust Company or the Indenture Trustee is personally liable to the Holder hereof for any amounts payable or any liability under this Certificate or under the Indenture, except as expressly provided in the Indenture (in the case of Wilmington Trust Company, the Owner Trustee and the Indenture Trustee) or as expressly provided in the Participation Agreement (in the case of the Owner Participant).

     The Certificates are subject to redemption or purchase in the following circumstances at the price determined as set forth below:

          (A) if an Event of Loss occurs with respect to the Aircraft (unless pursuant to Section 10 of the Lease and Section 9.08 of the Indenture a Replacement Airframe (together, if applicable, with a Replacement Engine or Engines) is substituted therefor), other than an Event of Loss deemed to have occurred pursuant to the last paragraph of Section 6(b) of the Participation Agreement, at a price equal to the aggregate unpaid principal amount of such Certificates together with accrued and unpaid interest thereon to but excluding the Redemption Date, but without premium;

          (B) if the Owner Trustee, at the direction of the Lessee, gives notice of redemption to the Indenture Trustee at any time after the date hereof, or if an Event of Loss with respect to the Aircraft is deemed to have occurred pursuant to the last paragraph of Section 6(b) of the Participation Agreement, at a price equal to the Redemption Amount plus all accrued and unpaid interest on such Certificates to but excluding the Redemption Date;

          (C) if the Owner Trustee, at the direction of the Owner Participant, at any time gives notice of redemption or purchase to the Indenture Trustee pursuant to Section 8.02(a) of the Indenture, at a price equal to the aggregate unpaid principal amount of such Certificates together with accrued and unpaid interest thereon to but excluding the Redemption Date, but without premium (except any premium due pursuant to Section 8.02(a)(i) of the Indenture);

          (D) upon any termination of the Lease as provided in Section 9(a) of the Lease, at a price equal to the Redemption Amount plus all accrued and unpaid interest on such Certificates to but excluding the Redemption Date; or

          (E) upon the Lessee's exercise of its option to purchase the Aircraft as provided in Section 16(b)(i) of the Participation Agreement or in
     Section 5(b) of the Lease, at a price equal to the Redemption Amount together with accrued and unpaid interest thereon to but excluding the Redemption Date.

          The Indenture Trustee shall give prompt notice of any such redemption or purchase by first-class mail to Holders (which notice may be revoked by the Owner Trustee at any time on or before the Redemption Date except (i) in the case of a redemption or purchase contemplated by Section 6.02(C) or Section 6.02(E) of the Indenture or (ii) any redemption contemplated by Section 6.02(D) of the Indenture unless the notice of termination of the Lease pursuant to
Section 9(a) thereof has been revoked), stating the Redemption Date, the basis for determining the Redemption Price and the place or places where the Certificates may be surrendered. The Redemption Price of each Certificate shall be equal to the outstanding principal amount of such Certificate together with interest accrued thereon to the Redemption Date; plus, solely with regard to a redemption under subparagraphs (B), (C) (with respect to Section 8.02(a)(i) of the Indenture) or (D) above, a premium, if any, calculated by an Independent Investment Banker, equal to the amount necessary to preserve the pretax coupon yield to maturity of this Certificate if the principal amount of this Certificate were reinvested in U.S. Treasury securities corresponding in maturity to the remaining weighted average life of this Certificate.

     If an Indenture Event of Default under the Indenture shall occur and be continuing, the principal of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of at least 50% in aggregate principal amount of Outstanding Certificates. Any such consent or waiver by the Holder of this Certificate shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Certificate and any Certificate that may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Certificate or such other Certificates. Moreover, if, and only if, a Lease Event of Default shall occur, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease.

     The Owner Trustee or the Owner Participant may cure a default by the Lessee under the Lease arising from the failure of the Lessee to make any Basic Rent payments under the Lease if such failure of the Lessee to make such payment of Basic Rent shall not constitute the fourth consecutive such failure or the seventh or subsequent cumulative such failure. The Owner Trustee or the Owner Participant may cure any other default by the Lessee in the performance of its obligations under the Lease which can be cured by the payment of money by making such payment on behalf of the Lessee.

     At any time while the Certificates have become immediately due and payable as provided in the Indenture, the Owner Participant may direct the Owner Trustee to pay to the Indenture Trustee for distribution to the Holders an amount equal to the aggregate unpaid principal amount of all Outstanding Certificates plus all accrued but unpaid interest thereon to the date of payment and all other amounts due hereunder, but without premium. Upon such payment, the Certificates shall cease to accrue interest thereafter.

     By acceptance of this Certificate, the Holder hereof waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of the Bankruptcy Code with respect to recourse against the Trust Company and the Owner Participant on account of any amount payable as principal, premium, interest or other amounts pursuant to this Certificate.

     The right of the Holder hereof to institute action for any remedy under the Indenture is subject to certain restrictions specified in the Indenture, except that the right of the Holder of this Certificate to receive payment of the principal of and interest on this Certificate on or after the respective due dates, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder.

     The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. So long as any of the Certificates remain Outstanding, the Indenture Trustee will maintain
(i) an office or agency in Atlanta, Georgia where the Certificates may be presented for payment and (ii) a facility or agency in New York, New York where the Certificates may be presented for registration of transfer and for exchange as provided in the Indenture. As provided in the Indenture and subject to certain limitations therein, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Indenture Trustee, or at the office or agency maintained for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same Maturity and interest rate and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein, the Certificates are exchangeable for an equal aggregate principal amount of Certificates of the same Maturity and interest rate and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Indenture Trustee, or at an office or agency maintained for such purpose.

     No service charge to the Holder shall be made for any such registration of transfer or exchange, but the Owner Trustee or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for all purposes whether or not this Certificate is overdue, and neither the Owner Trustee, the Indenture Trustee (nor any agent of the Owner Trustee or the Indenture Trustee), nor the Paying Agent, if any, the Registrar nor the Lessee shall be affected by notice to the contrary.

     As provided in the Indenture, the Indenture and the Certificates shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.